UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
SCHEDULE 14A
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2024 Proxy Statement 1

2024 Proxy Statement
Annual Meeting of Stockholders

Tuesday, May 14, 2024
9:00 A.M., Central Daylight Time
Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254

2 2024 Proxy Statement

March 29, 2024
Dear Stockholders of Ashford Hospitality Trust, Inc.:
On behalf of the Board of Directors of Ashford Hospitality Trust, Inc., I cordially invite you to attend the 2024 annual meeting of stockholders of the Company, which will be held at 9:00 A.M., Central Daylight Time, on Tuesday, May 14, 2024 at our offices located at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
At year-end, our hotel portfolio consisted of 90 hotels containing 20,549 total rooms across 23 states and Washington, D.C. While our focus is investing in predominantly upper upscale full-service hotels, we also own some upscale properties. We believe our geographical diversity is a strong competitive advantage, the importance of which has undoubtedly been highlighted by the uneven market recovery across the industry over the past few years.
We have made significant progress improving our company despite the significant headwinds of inflation, high interest rates, and recessionary fears. This includes deleveraging our portfolio by over $1 billion over the past few years, improving our cash flow, disposing of lower quality assets, and executing on a focused strategy to pay off our strategic financing in 2024.
Our best-in-class asset management team continues to be focused on pursuing initiatives to enhance our operating performance, including working closely with our property managers on aggressive cost control initiatives, driving ancillary revenue, and increasing operating margins. In addition, we are looking for opportunities to go on the offense to grow our portfolio and take advantage of what we believe may be strong industry tailwinds in the years to come.
Our business is managed with the oversight and direction of our Board of Directors, which regularly considers the optimal strategy for the strategic advancement and growth of the Company and the long-term interests of our stockholders. When making decisions, our Board of Directors considers the views of our stockholders. To understand our stockholders’ perspectives about the Company, our management team conducts outreach and engagement with our stockholders throughout the year and regularly provides our Board of Directors with management’s summaries of such feedback.
We encourage you to review the proxy statement and to return your proxy card as soon as possible so that your shares will be represented at the meeting.
Thank you.
Sincerely,

Monty J. Bennett
Founder and Chairman of the Board

2024 Proxy Statement 3

Notice of 2024 Annual Meeting of Stockholders

Meeting Date:	Tuesday, May 14, 2024

Meeting Time:	9:00 A.M., Central Daylight Time

Location:	Ashford Hospitality Trust Inc.
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
Agenda

1.Election of nine directors;
2.Advisory approval of our executive compensation;
3.Ratification of the appointment of BDO USA, P.C. as our independent auditor for 2024; and
4.Transaction of any other business that may properly come before the annual meeting.
Record Date

You may vote at the 2024 annual meeting of stockholders the shares of common stock of which you were the holder of record at the close of business on March 14, 2024.
Review your proxy statement and vote in one of the four ways:

•In person: Attend the annual meeting and vote by ballot.
•By telephone: Call the telephone number and follow the instructions on your proxy card.
•Via the internet: Go to the website address shown on your proxy card and follow the instructions on the website.
•By mail: Mark, sign, date and return the enclosed proxy card in the postage paid envelope.

By order of the Board of Directors,

Deric S. Eubanks
Chief Financial Officer

14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
March 29, 2024
4 2024 Proxy Statement

2024 Proxy Statement i

ANNEX A-INFORMATION REGARDING NON-GAAP FINANCIAL MEASURE	A-1
2023 Adjusted EBITDAre	A-1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 14, 2024.

The Company's Proxy Statement for the 2024 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2023, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at www.ahtreit.com by clicking the "Investor" tab, then the "SEC Filings" tab and then the "Annual Meeting Material" link.

ii 2024 Proxy Statement

SUMMARY
This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider in determining how to vote your shares of our common stock at the 2024 annual meeting of stockholders of the Company. We urge you to read the entire proxy statement before you vote. This proxy statement was first mailed to stockholders on or about March 29, 2024.
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Ashford Hospitality Trust, Inc. of proxies to be voted at our 2024 annual meeting of stockholders.
In this proxy statement:
•"we," "our," "us," "Ashford Trust" and the "Company" each refers to Ashford Hospitality Trust, Inc., a Maryland corporation and real estate investment trust ("REIT"), shares of the common stock of which are listed for trading on the New York Stock Exchange ("NYSE") under the ticker symbol "AHT";
•"Annual Meeting" refers to the 2024 annual meeting of stockholders of the Company;
•"Ashford Inc.” refers to Ashford Inc. (NYSE American: AINC), a Nevada corporation;
•"Ashford LLC" refers to Ashford Hospitality Advisors LLC, a Delaware limited liability company and a subsidiary of Ashford Inc.;
•"Board" or "Board of Directors" refers to the Board of Directors of Ashford Hospitality Trust, Inc.;
•"Braemar" refers to Braemar Hotels & Resorts Inc. (NYSE: BHR), a Maryland corporation and REIT;
•"Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•"Premier" refers to Premier Project Management LLC, a Maryland limited liability company and a subsidiary of Ashford LLC. On August 8, 2018, Ashford Inc. completed its acquisition of Premier, formerly owned by Remington Lodging (as deﬁned below). As a result, Ashford Inc. (through its indirect subsidiary, Premier) provides us with construction management, interior design, architecture, and the purchasing, expediting, warehousing, freight management, installation and supervision of property and equipment and related services;
•"Remington Lodging" refers to Remington Lodging & Hospitality, LLC, a Delaware limited liability company and hotel management company that was owned by Mr. Monty J. Bennett, our Chairman of the Board, and his father, Mr. Archie Bennett, Jr., our Chairman Emeritus, before its acquisition by Ashford Inc. on November 6, 2019. "Remington Hospitality" refers to the same entity after the acquisition was completed, resulting in Remington Lodging & Hospitality, LLC becoming a subsidiary of Ashford Inc.;
•“SEC” refers to the U.S. Securities and Exchange Commission;
•“Securities Act” means the Securities Act of 1933, as amended; and
•“Stockholders” refers to holders of our common stock, par value $0.01 per share.
Ashford Inc. and Ashford LLC together serve as our external advisor. In this proxy statement, we refer to Ashford Inc. and Ashford LLC collectively as our "advisor."
2024 Proxy Statement 1

Annual Meeting of Stockholders

Time and Date	Record Date
9:00 A.M., Central Daylight Time, May 14, 2024	March 14, 2024

Number of Common Shares Eligible to Vote at the Annual Meeting as of March 14, 2024
39,708,792
Voting Matters

Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	✔ For each director nominee	6
Advisory Approval of Our Executive Compensation	✔ For	33
Ratification of Appointment of BDO USA, P.C.	✔ For	34
Board Nominees
The following table provides summary information about each director nominee. All directors of the Company are elected annually and, in an uncontested election, by a majority of the votes cast at the Annual Meeting.

Name, Age	Director Since	Principal Occupation	Committee Memberships*					Other U.S. Public Company Boards
			A	NCG	CC	RC	AC
Monty J. Bennett, 58	2003	Chairman of Ashford Trust; Chairman and CEO of Ashford Inc.; Chairman of Braemar					✔ (C)	Ashford Inc.; Braemar
Amish Gupta, 44 (L)	2014	Co-Founder and Managing Member of Montfort Capital Partners, LLC				✔ (C)	✔
J. Robison Hays, III, 46	2020	CEO and President of Ashford Trust; Senior Managing Director of Ashford Inc.
Kamal Jafarnia, 57	2013	General Counsel, Executive Vice President and Secretary of Opto Investments, Inc.		✔ (C)	✔			Bluerock Homes Trust, Inc.; Bluerock Total Income + Real Estate Fund; Bluerock High Income Institutional Credit Fund
David W. Johnson, 62		Co-Founder and Managing Director at Horizon Capital Partners LLC						Hilton Grand Vacations Inc.
Frederick J. Kleisner, 79 (F)	2016	Retired CEO of Morgans Hotel Group Co.	✔	✔	✔
Sheri L. Pantermuehl, 67 (F)	2018	Chief Financial Officer of Alan Ritchey Inc.	✔ (C)			✔
Davinder "Sonny" Sra, 71	2023	Retired Senior Vice President of Operations at Remington Lodging & Hospitality, LLC
Alan L. Tallis, 77 (F)	2013	Principal of Alan L. Tallis & Associates	✔		✔ (C)	✔
*    Reﬂects current committee membership of current directors standing for re-election only and is not intended to imply any future committee membership after the election of our directors at the Annual Meeting. Our Board, in consultation with the Nominating and Corporate Governance Committee, will determine the appropriate committee membership for the forthcoming year after the completion of the Annual Meeting.
A:    Audit Committee
2 2024 Proxy Statement

NCG:    Nominating and Corporate Governance Committee
CC:    Compensation Committee
RC:    Related Party Transactions Committee
AC:    Acquisitions Committee
(L):    Lead Director
(F):    Audit Committee financial expert
(C):    Chair
2024 Proxy Statement 3

Summary of Director Diversity and Experience
Our Board embodies a broad and diverse set of experiences, qualifications, attributes and skills. Below is a brief summary of some of the attributes, skills and experience of our director nominees. For a more complete description of each director nominee’s qualifications, please see their biographies starting on page 7.

Corporate Governance Highlights
We are committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to the strong performance of the Company and creating long-term stockholder value. Our governance framework gives our independent directors the structure necessary to provide oversight, direction, advice and counsel to the management of the Company. This framework is described in more detail in our Corporate Governance Guidelines and codes of conduct, which can be found on our website at www.ahtreit.com by clicking the "Investor" tab, then the "Corporate Governance" tab and then the "Governance Documents" link.
Set forth below is a summary of our corporate governance framework.

Board Independence
•	All directors except our Chairman and Mr. Hays are independent

Board Committees
•	We have five standing Board committees:
	•	Audit Committee
	•	Compensation Committee
	•	Nominating and Corporate Governance Committee
	•	Related Party Transactions Committee
	•	Acquisitions Committee
•	All committees, except the Acquisitions Committee, are composed entirely of independent directors
•	All three Audit Committee members are "financial experts"

Leadership Structure
•	Chairman of the Board separate from CEO
•	Independent and empowered Lead Director with broadly-defined authority and responsibilities

Risk Oversight
•	Regular Board review of enterprise risk management and related policies, processes and controls
•	Board committees exercise oversight of risk for matters within their purview
4 2024 Proxy Statement

Open Communication
•	We encourage open communication and strong working relationships among the Lead Director, Chairman, CEO and other directors and officers
•	Our directors have direct access to our officers and management and employees of our advisor

Stock Ownership
•	Stock ownership and equity award retention guidelines for directors and executives
	•	Our directors should own shares of our common stock in excess of 3x his or her annual board retainer fee in effect at the time of such director's election to the Board
	•	Our CEO should own shares of our common stock in excess of 3x his annual base salary from our advisor in effect at the time of his appointment as CEO
	•	Our other executive officers should own shares of our common stock in excess of 1.5x his or her annual base salary in effect at the time of his or her appointment to such office
	•	Our directors and executive officers may not sell any stock granted to them for service to the Company until the required ownership levels described above are met
•	Comprehensive insider trading policy
•	Prohibitions on hedging and pledging transactions

Accountability to Stockholders
•	Directors elected by majority vote in uncontested director elections
•	We have a non-classified Board and elect every director annually
•	We do not have a stockholder rights plan
•	We have opted out of the Maryland Control Share Acquisition Act (which provides certain takeover defenses)
•	We have not elected to be subject to the provisions of the Maryland Unsolicited Takeover Act, which would permit our Board to classify itself without a stockholder vote
•	Stockholders holding a stated percentage of our outstanding voting shares may call special meetings of stockholders
•	Board receives regular updates from management regarding interaction with stockholders and prospective investors

Board Practices
•	Robust annual Board and committee self-evaluation process
•	Balanced and diverse Board composition
•	Limits on outside public company board service

Conflicts of Interest
•	Matters relating to our advisor or any other related party are subject to the approval of our independent directors or Related Party Transactions Committee
2024 Proxy Statement 5

PROPOSAL NUMBER ONE-ELECTION OF DIRECTORS
All of our directors are elected annually by our stockholders. Our Nominating and Corporate Governance Committee has recommended, and our Board has nominated, Monty J. Bennett, Amish Gupta, J. Robison Hays, III, Kamal Jafarnia, David W. Johnson, Frederick J. Kleisner, Sheri L. Pantermuehl, Davinder "Sonny" Sra and Alan L. Tallis for election as our directors.
Each of the persons nominated as director who receives a majority vote at the Annual Meeting will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Under the terms of our bylaws, in uncontested elections of directors of our Company, a nominee is elected as a director by the affirmative vote of a majority of the votes cast in the election for that nominee (with abstentions and broker non-votes not counted as a vote cast either for or against that director’s election) at the meeting of stockholders at which such election occurs. Under our Corporate Governance Guidelines, if an incumbent director who is a nominee for reelection does not receive the affirmative vote of the holders of a majority of the shares of common stock so voted for such nominee, such incumbent director must promptly tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee of our Board and ultimate decision by the Board. The Nominating and Corporate Governance Committee will promptly consider any such tendered resignation and will make a recommendation to our Board as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign. Any incumbent director whose tendered resignation is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or our Board regarding such tendered resignation. The Nominating and Corporate Governance Committee and our Board may consider any factors they deem relevant in deciding whether to accept, reject or take other action with respect to any such tendered resignation. Within 90 days after the date on which certification of the stockholder vote on the election of directors is made, our Board will publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation. If any incumbent director’s tendered resignation is not accepted by our Board, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death or resignation.
Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, if any, and other biographical data for each of the nine nominees for director, as well as the month and year each nominee first began his or her service on our Board. For a discussion of such person’s beneficial ownership of our common stock, see the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement.
If any nominee becomes unable to stand for election as a director, an event that our Board does not presently expect, our Board reserves the right to nominate substitute nominees prior to the meeting. In such a case, the Company will file an amended proxy statement that will identify each substitute nominee, disclose whether such nominee has consented to being named in such revised proxy statement and to serve, if elected, and include such other disclosure relating to such nominee as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our Board unanimously recommends a vote FOR all nominees.
6 2024 Proxy Statement

Nominees for Election as Directors

MONTY J. BENNETT
Age: 58 Director since 2003 Committees: • Acquisitions (chair)
Mr. Bennett was first appointed to our Board in May 2003 and has served as Chairman of our Board since January 2013. He previously served as our Chief Executive Officer from May 2003 to February 2017. Mr. Bennett also currently serves as chair of our Acquisitions Committee.
Mr. Bennett is also the Founder, Chairman and Chief Executive Officer of Ashford Inc. and is the Founder and Chairman of Braemar. Mr. Bennett has over 25 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. In addition to his roles at Ashford, over his career Mr. Bennett has been a member and leader in numerous industry associations.
Mr. Bennett is a lifelong advocate of civic engagement and takes pride in giving back to the Dallas-Fort Worth community. Together with the Ashford companies, he supports numerous charitable organizations including Alzheimer's Association, Habitat for Humanity, North Texas Food Bank, the S.M. Wright Foundation and the Special Olympics.
He holds a Master's degree in Business Administration from Cornell's S.C. Johnson Graduate School of Management and received a Bachelor of Science degree with distinction from the School of Hotel Administration also at Cornell. He is a life member of the Cornell Hotel Society.
Mr. Bennett's extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his prior role as the Chief Executive Officer and a director of the Company and his experience with, and knowledge of, the Company and its operations gained in those roles and in his role as Chief Executive Officer and director of Ashford Inc. since its inception, are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company and as the Chairman of our Board.

AMISH GUPTA
Age: 44 Director since 2014 Independent Lead Director Committees: • Related Party Transactions (chair) • Acquisitions
Mr. Gupta was first elected to our Board in May 2014 and currently serves as our lead independent director ("Lead Director"), chair of our Related Party Transactions Committee and as a member of our Acquisitions Committee. Mr. Gupta is the co-founder of Montfort Capital Partners (“Montfort”), an asset management firm specializing in value-add real estate investments throughout the southern United States and has served as Montfort’s Managing Member since 2021. During this time, Montfort has acquired or is under development for over $275 million in assets and secured a programmatic partnership with a national private equity firm. Previously, Mr. Gupta served as a Managing Partner for RETC, LLC from 2010 to 2023, a property tax advisory firm that has represented over $40 billion in asset value nationally, where he was responsible for overall operations and strategy. In March 2023, Mr. Gupta guided RETC through a successful sale to Ryan, a global tax services and software provider that is the largest firm in the world dedicated exclusively to business taxes. Prior to joining RETC, Mr. Gupta served as a real estate associate at the Carlyle Group, a private equity firm headquartered in Washington D.C. with more than $189 billion in assets under management, a position he held for three years.
Mr. Gupta received his MBA from the Kellogg School of Management and his B.A. from Emory University.
Mr. Gupta’s extensive real estate knowledge, stemming from his experiences with Montfort, RETC, and the Carlyle Group, combined with his business acumen, will generate valuable insights into the economic environment of the real estate industry for the Board.

2024 Proxy Statement 7

J. ROBISON HAYS, III
Chief Executive Officer and President Age: 46 Director since 2020
Mr. Hays was appointed to our Board effective June 2020. He has served as our Chief Executive Officer and President since May 2020 and prior to that served as our Chief Strategy Officer since 2015 and our Senior Vice President-Corporate Finance and Strategy since 2010. He has been with our Company since 2005. Mr. Hays also currently serves as Senior Managing Director at Ashford Inc. and served on its board of directors until June 2020. Mr. Hays also previously served as Chief Strategy Officer for Braemar until May 2020. Prior to 2013, in addition to his other responsibilities, Mr. Hays was in charge of our investor relations group. Mr. Hays is a frequent speaker at industry and Wall Street investor conferences. Prior to joining our Company, Mr. Hays worked in the Corporate Development office of Dresser, Inc., a Dallas-based oil field service and manufacturing company, where he focused on mergers, acquisitions and strategic direction. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas.
Mr. Hays has been a frequent speaker at various lodging, real estate and alternative investment conferences around the globe. He earned his A.B. degree in Politics with a certificate in Political Economy from Princeton University and later studied philosophy at the Pontifical University of the Holy Cross in Rome, Italy.
Mr. Hays' extensive industry experience as well as the strong and consistent leadership qualities he has displayed as Chief Executive Officer and President and as a director of the Company and his experience with, and knowledge of, the Company and its operations gained in such roles are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company.

KAMAL JAFARNIA
Age: 57 Director since 2013 Independent Committees: • Nominating and Corporate Governance (chair) • Compensation
Mr. Jafarnia was appointed to our Board effective January 2013 and currently serves as chair of our Nominating and Corporate Governance Committee and as a member of our Compensation Committee. Mr. Jafarnia currently serves as General Counsel, Executive Vice President and Secretary of Opto Investments, Inc. (f/k/a Lonsdale Investment Technology, Inc.). Effective May 2021, the Board of Trustees of Bluerock Total Income + Real Estate Fund appointed Mr. Jafarnia to serve as an Independent Trustee, and, since March of 2022 Mr. Jafarnia has served as an Independent Trustee of the Bluerock High Income Institutional Credit Fund. From June 2019 through October 2022, he served as a non-executive independent director of Bluerock Residential Growth REIT (NYSE American: BRG), a publicly listed REIT that focuses on the acquisition of multi-family apartment properties which ultimately sold its assets to Blackstone. Since October 2022 Mr. Jafarnia has served as a non-executive independent director of Bluerock Homes Trust, Inc. (NYSE: BHM), a publicly listed REIT that focuses on the acquisition of single-family residential properties. Previously, Mr. Jafarnia served as General Counsel and Chief Compliance Officer at Artivest Holdings, Inc., which position he held from October 2018 to February 2021, and as Chief Compliance Officer of Altegris Advisors, LLC, which was the advisor to the Altegris KKR Commitments Fund. Prior to that, Mr. Jafarnia served as Managing Director for Legal and Business Development at Provasi Capital Partners LP. Prior to that, from October 2014 to December 2017, he served as Senior Vice President of W.P. Carey Inc. (NYSE: WPC), as well as Senior Vice President and Chief Compliance Officer of Carey Credit Advisors, Inc. and as Chief Compliance Officer and General Counsel of Carey Financial, LLC. Prior to joining W. P. Carey Inc., Mr. Jafarnia served as Counsel to two American Lawyer Global 100 law firms in New York. From March 2014 to October 2014, Mr. Jafarnia served as Counsel in the REIT practice group at the law firm of Greenberg Traurig, LLP. From August 2012 to March 2014, Mr. Jafarnia served as Counsel in the Financial Services & Products Group and was a member of the REIT practice group of Alston & Bird, LLP. Between 2006 and 2012, Mr. Jafarnia served as a senior executive, in-house counsel, and Chief Compliance Officer for several alternative investment program sponsors, including, among others, American Realty Capital, a real estate investment program sponsor, and its affiliated broker-dealer, Realty Capital Securities, LLC.
Mr. Jafarnia received his J.D. from Temple University School of Law and LL.M. from Georgetown University. Mr. Jafarnia is a licensed attorney admitted to practice law in four states and the District of Columbia and has spent a majority of his career specifically as a regulatory compliance officer.
Mr. Jafarnia has over 24 years of experience in the real estate and financial services industry as an attorney, owner, principal, compliance officer and executive. His experience in these multiple roles provides unique perspectives and benefits to the Board, including specifically with respect to regulatory compliance. Mr. Jafarnia also has and maintains numerous relationships in the real estate industry that may be beneficial to his service on the Board. In addition, Mr. Jafarnia brings his experience with, and knowledge of, the Company and its operations gained as a director of the Company since January 2013 to his role as a director of the Company.

8 2024 Proxy Statement

DAVID W. JOHNSON
Age: 62 Director Nominee
Mr. Johnson is the Co-Founder and Managing Director at Horizon Capital Partners LLC ("Horizon Capital"), a commercial, residential, and mixed-use land acquisition and development company located in McKinney, Texas. Prior to Horizon Capital, Mr. Johnson founded Aimbridge Hospitality, Inc. and served as its Chief Executive Officer from 2003 to 2021. Earlier, he spent 17 years at Wyndham International, as the President of Wyndham Hotels, among other senior-level operations, sales and marketing positions. Mr. Johnson currently serves on the U.S. Travel Association ("USTA") board as a member of the Chairman’s Circle and as a member of USTA’s CEO Roundtable. Mr. Johnson has served as a director of Hilton Grand Vacations Inc. (NYSE: HGV) since 2017. Mr. Johnson previously served on several boards of directors, including Strategic Hotel (NYSE: BEE), where he was also a member of its audit committee and corporate governance committee from 2012 to 2016. From 2009 to 2012, Mr. Johnson served as a director of Gaylord Entertainment (NYSE: GET). He also serves on several nonprofit boards, including the Juvenile Diabetes Research Foundation and the Plano YMCA.
Mr. Johnson received his undergraduate degree in business economics from Northeastern Illinois University, graduating with highest honors.
The Company believes that Mr. Johnson’s extensive experience at premier hotel management companies as well as his marketing background, will provide our Board with valuable insights.

FREDERICK J. KLEISNER
Age: 79 Director since 2016 Independent Committees: • Compensation • Audit • Nominating and Corporate Governance Audit Committee Financial Expert
Mr. Kleisner was appointed to our Board in September 2016. Mr. Kleisner held a long illustrious career in the industry, serving as President and a director of Hard Rock Hotel Holdings, LLC, a destination casino and resort company, from October 2007 to March 2011. From December 2007 until March 2011, Mr. Kleisner also served as Chief Executive Officer of Morgans Hotel Group Co. (NASDAQ: MHGC), or Morgans, a hospitality company, and as President and Chief Executive Officer (including interim President and Chief Executive Officer) of Morgans from September 2007 until March 2009. Mr. Kleisner also served as a director of Morgans from February 2006 until March 2011. From January 2006 to September 2007, Mr. Kleisner was the Chairman and Chief Executive Officer of Rex Advisors, LLC, a hotel advisory firm. From August 1999 to December 31, 2005, Mr. Kleisner served as President, Chief Operating Officer and, from March 2000 to August, 2005, Chairman, President and Chief Executive Officer of Wyndham International, Inc., a global hotel company. Mr. Kleisner also served as Chairman of Wyndham International’s Board from October 2000 to August 2005. From January 1998 to August 1999, he served as President and Chief Operating Officer of The Americas for Starwood Hotels & Resorts Worldwide, Inc. Hotel Group. He has held senior positions with Westin Hotels and Resorts Worldwide, where he served as President and Chief Operating Officer from 1995 to 1998,Interstate Hotels Company, where he served as Executive Vice President and Group President of Operations from 1990 to 1995, the ITT Sheraton Corporation, where he served as Senior Vice President, Director of Operations, North America Division-East from 1985 to 1990, and Hilton Hotels, Corp. where for 16+ years he served as General Manager or Managing Director of several landmark hotels.
Mr. Kleisner served as a director of Caesars Entertainment Corporation (NASDAQ: CZR) from 2013 to October 2017, Kindred Healthcare, Inc. (NYSE: KND) from 2009 to July 2018, and Apollo Residential Mortgage, Inc. (formerly NYSE: AMTG), a real estate investment trust, from July 2011 to August 2016. From November 2007 to August 2010, Mr. Kleisner served as a director of Innkeepers USA Trust, a subsidiary of Apollo Investment Corporation (NASDAQ: AINV). He is currently a director of Athora Holdings, Ltd., a specialist solutions provider for the European insurance and reinsurance market, European Gtd. Life & Reinsurance Co, Playtime, LLC, a manufacturer of antibacterial and antimicrobial playground equipment and play systems from 2018 to 2021, and Aimbridge Hospitality, Inc., a hotel investment and management firm from 2017 to 2019.
Mr. Kleisner graduated from Michigan State University with a B.A. in Hotel Management, and currently serves as a Real Estate Investment Management Advisory Board member of Michigan State University's Eli Broad College of Business, School of Hospitality Business. He also completed advanced studies at the University of Virginia, Darden School of Business and attended the Catholic University of America.
Mr. Kleisner's extensive, impressive experience in the management and operation of companies in the hospitality industry enables him to provide the Board with a wealth of knowledge regarding operational issues facing companies in the hospitality industry and a business acumen essential to guiding the Company's strategy.

2024 Proxy Statement 9

SHERI L. PANTERMUEHL
Age: 67 Director since 2016 Independent Committees: • Audit (chair) • Related Party Transactions Audit Committee Financial Expert
Ms. Pantermuehl was first elected to our Board in May 2018 and currently serves as the chair of our Audit Committee and as a member of our Related Party Transactions Committee. Ms. Pantermuehl has served as the Chief Financial Officer of Alan Ritchey, Inc. since May 2015, which has operations in the transportation and agriculture segments. From February 2011 to April 2015, Ms. Pantermuehl performed back office functions and acted as the Chief Financial Officer for a number of small to medium size firms, including a software development/document imaging firm and a bio-technology firm. From April 2007 to January 2011, Ms. Pantermuehl served as Controller and Chief Financial Officer of Riptide Worldwide, Inc. Prior to that, Ms. Pantermuehl served as the Chief Financial Officer of Intrametrics Corporation and Vertical Computer Systems, Inc., and as Director of Finance of Blockbuster, Inc. Ms. Pantermuehl is a former Treasurer and member of the board of directors of the Arthritis Foundation.
Ms. Pantermuehl received a bachelor's degree in Business Administration with an emphasis in Accounting and Finance from Texas A&M University and graduated magna cum laude.
As a financial executive with over 28 years of experience as chief financial officer/controller of different companies and an innovative leader with significant successes in reducing operational costs and implementing effective strategies for business growth, Ms. Pantermuehl brings a valuable perspective on financial and related matters to the Board.

DAVINDER "SONNY" SRA
Age: 71 Director since 2023 Independent
Mr. Sra was first elected to our Board in July 2023. From 1995 to March 2020, Mr. Sra served in positions of escalating importance with Remington Lodging & Hospitality, LLC (“Remington Hospitality”). Remington Hospitality is a hotel management company and was acquired by Ashford Inc., the Company’s advisor, in November 2019. Mr. Sra retired from Remington Hospitality in March 2020 as Senior Vice President of Operations.
Mr. Sra received a Bachelor of Science degree from Punjab University, India, and a Master of Business Administration degree from Georgia Southern University.
Mr. Sra brings over 28 years of senior leadership experience in the hotel industry to his role as a member of our Board. Mr. Sra is a results-driven operations executive with a strong track record of success in high-end luxury brands, hotels, resorts and spas.

ALAN L. TALLIS
Age: 77 Director since 2013 Independent Committees: • Compensation (chair) • Audit • Related Party Transactions Audit Committee Financial Expert
Mr. Tallis has served on our Board since his appointment in January 2013. Mr. Tallis currently serves as the chair of our Compensation Committee and as a member of our Audit Committee and Related Party Transactions Committee. Mr. Tallis is currently principal of Alan L. Tallis & Associates, a consulting firm principally engaged in serving the lodging industry and providing litigation support. Mr. Tallis was appointed to the Advisory Board of Stonehill Strategic Hotel Credit Opportunity Fund II in 2008 and currently serves on a number of Advisory Boards for ownership and debt funds sponsored by or through Peachtree Hotel Group. From March 2008 through February 2011, Mr. Tallis served as Executive Vice President, Asset Management for our Company, and from February 2011 through January 2012, Mr. Tallis served as a consultant to our Company. From June 2006 to May 2007, Mr. Tallis served as a senior advisor to Blackstone Real Estate Advisors following its acquisition of La Quinta Corporation. From July 2000 until May 2006, Mr. Tallis served in various positions with La Quinta Corporation, most recently serving as President and Chief Development Officer of LQ Management LLC and President of La Quinta Franchising LLC. Prior to joining La Quinta Corporation, Mr. Tallis held various positions with Red Roof Inns, including serving as Executive Vice President-Chief Development Officer and General Counsel from 1994 to 1999. Mr. Tallis received an MBA from the Red McCombs School of Business at the University of Texas at Austin and a J.D. from the University of Miami.
Mr. Tallis has over 44 years of experience in the lodging industry, including his responsibility for the growth of both of La Quinta Inns and Red Roof Inns. His diverse experience has included extensive transaction work, brand management and brand relations. In addition to his extensive experience in the lodging industry, Mr. Tallis' service with our Company, first as our Executive Vice President, Asset Management and then as a consultant and as a director of the Company, allows him to bring a valuable perspective to the Board.

10 2024 Proxy Statement

Summary of Director Qualifications, Skills, Attributes and Experience
Our Nominating and Corporate Governance Committee and the full Board believe a complementary mix of diverse qualifications, skills, attributes, and experiences will best serve the Company and its stockholders. The summary of our director nominees' qualifications, skills, attributes, and experiences that appears below, and the related narrative for each director nominee appearing in the directors' biographies above, notes some of the specific experience, qualifications, attributes, and skills for each director that our Board considers important in determining that each nominee should serve on the Board in light of the Company's business, structure, and strategic direction. The absence of a checkmark for a particular skill does not mean the director in question is unable to contribute to the decision-making process in that area.

(1) Mr. Hays does not subscribe to certain notions of gender and therefore chose to identify as "Other" rather than Male or Female.

2024 Proxy Statement 11

CORPORATE GOVERNANCE
Our Board is committed to corporate governance practices that promote the long-term interests of our stockholders. The Board regularly reviews developments in corporate governance and updates the Company's corporate governance framework, including its corporate governance policies and guidelines, as it deems necessary and appropriate. Our policies and practices reflect corporate governance initiatives that comply with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website, which includes key information about our corporate governance initiatives including our Corporate Governance Guidelines, charters for the committees of our Board, our Code of Business Conduct and Ethics and our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The corporate governance section can be found on our website at www.ahtreit.com by clicking the "Investor" tab, then the "Corporate Governance" tab, and then the "Governance Documents" link.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to each of our directors and officers (including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and our Executive Vice President, General Counsel and Secretary (or their respective successors)) and employees. The term "officers and employees" includes individuals who (i) are employed directly by us, if any (we do not currently employ any employees) or (ii) are employed by Ashford Inc., our advisor or their subsidiaries and (a) have been named one of our officers by our Board or (b) have been designated as subject to the Code of Business Conduct and Ethics by the legal department of our advisor. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
•full, fair, accurate, timely and understandable disclosure in our reports ﬁled with the SEC and our other public communications;
•compliance with applicable governmental laws, rules and regulations;
•prompt internal reporting of violations of the code to appropriate persons identified in the code;
•protection of Company assets, including corporate opportunities and confidential information; and
•accountability for compliance to the code.
Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by our Board or one of our Board committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.
12 2024 Proxy Statement

Stockholder Outreach
We value the views and opinions of our stockholders and believe strong corporate governance practices demand regular outreach and conversations with our stockholders. We understand the vital role of effective communication with our stockholders. As part of that understanding, management actively engages with stockholders at numerous investor road shows, industry and investment community conferences, and meetings with analysts. We also respond to individual stockholders who express interest in our business. During 2023, we proactively reached out to approximately the top 50 institutional stockholders (who held approximately 35% of shares outstanding) and offered them an opportunity to discuss operations, financial, governance, compensation or any other issues they wanted to discuss. As part of that outreach initiative, we created a comprehensive investor deck that highlighted 1) our company strategy, 2) our focus on corporate social responsibility, 3) our executive compensation program, and 4) our commitment to strong corporate governance. In addition to this proactive outreach program, we also met with many of our stockholders by presenting virtual investor presentations, conducting analyst meetings and attending investor conferences and meetings. We regularly discuss our operations, financial performance, industry, governance and compensation matters with stockholders. During 2023, we obtained meaningful feedback on our stockholders’ perception and understanding of our business, markets and industry as well as our strategic financing and governance practices as follows:

What We Heard Stockholders Request	How We Responded
Pay Down Strategic Financing
In 2024, we provided an update on our plan to pay off our strategic financing, which has a final maturity date in January 2026. This plan includes raising sufficient capital through a combination of asset sales, mortgage debt refinancings, and non-traded preferred capital raising. As detailed in a January 31, 2024 announcement, the Company currently has several assets at various stages of the sales process. The Company is unlikely to sell all of these assets, but plans to determine which assets are capturing the most attractive valuations and resulting in the largest impact to its deleveraging effort. Additionally, the Company believes there could be substantial excess proceeds from the refinancing of the Renaissance Nashville loan which can be used to pay down the Company’s strategic financing.

Deleverage the Company's Balance Sheet
The Company is committed to significantly deleveraging and has reduced debt by over $1 billion over the past several years. Additional deleveraging will occur as the Company continues to sell certain assets and pays down its strategic financing. In addition, on March 11, 2024 the Company announced progress on its deleveraging plan with the sale of the Residence Inn Salt Lake City for $19.2 million. When adjusted for the Company’s anticipated capital expenditures, the sale price represented a 4.6% capitalization rate on 2023 net operating income, or 18.2x 2023 Hotel EBITDA. Excluding the anticipated capital spend, the sale price represented a 6.0% capitalization rate on 2023 net operating income, or 14.0x 2023 Hotel EBITDA. All of the proceeds from the sale were used to pay down debt.

Create a Path to Reinstate the Common Dividend
The Company is currently prohibited from paying a common dividend due to the terms of its strategic financing. To the extent the Company is successful in paying off its strategic financing, the Board of Directors will consider reinstating a common dividend that is appropriate for the Company at that time, taking into account numerous factors including the state of the lodging industry, the health of the economy, interest rates, and inflation.

Continue to Focus on Broadening Diversity
The Company believes that having different perspectives and backgrounds is an important factor in corporate governance. As a result, we added an additional person from an underrepresented minority group to the Board in 2023, and five of the nine proposed directors bring either ethnic or gender diversity perspectives to our Board. The Board and the Nominating and Corporate Governance Committee continue to assess the effectiveness of the Board’s diversity efforts as part of the annual board evaluation process.

Explanation of 2021 Reverse Stock Split
In 2021, we implemented a reverse share split to meaningfully increase the Company’s market price of the stock above the threshold required by many institutional investors to hold shares and to ensure we remained in compliance with the New York Stock Exchange’s continued listing standards.

Continue Commitment to Corporate Governance
Mr. Jafarnia has served on our board of directors since 2013 and brings substantial industry expertise to our board. In particular, Mr. Jafarnia's extensive experience in raising capital in the independent broker-dealer industry is crucial for the Company as it believes that a substantive amount of its future growth capital going forward may be sourced from the independent broker-dealer sector. In addition, in his role as Chair of the Nominating and Corporate Governance Committee, Mr. Jafarnia has recruited an additional person from an underrepresented minority group to serve as a director on our Board.

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Board Leadership Structure
Our Board regularly considers the optimal leadership structure for the Company and its stockholders. In making decisions related to our leadership structure, the Board considers many factors, including the specific needs of the Company in light of its current strategic initiatives and the best interests of stockholders.
To further minimize the potential for future conflicts of interest, our bylaws and our Corporate Governance Guidelines, as well as the NYSE rules applicable to its listed companies, require that the Board must maintain a majority of independent directors at all times, and our Corporate Governance Guidelines require that if the Chairman of the Board is not an independent director, at least two-thirds of the directors must be independent. Currently, all of our directors other than Mr. Monty J. Bennett and Mr. Hays are independent directors. Our Board must also comply with each of our conflict of interest policies discussed in "Certain Relationships and Related Person Transactions-Conflict of Interest Policies." Our bylaw provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent board and ensure independent director input and control over matters involving potential conflicts of interest.
In 2019, our Board appointed Amish V. Gupta to serve as the Lead Director for a one-year term. In subsequent years, our Board re-appointed Mr. Gupta to serve as the Lead Director for an additional one-year term. Under our Corporate Governance Guidelines, the Lead Director has the following duties and responsibilities:
•preside at all executive sessions of the independent or non-executive directors of the Company;
•advise Chairman of the Board and Chief Executive Officer of decisions reached and suggestions made at meetings of independent directors or non-executive directors;
•serve as liaison between the Chairman of the Board and the independent directors;
•approve information sent to the Board;
•approve meeting agendas for the Board;
•approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•authorize the calling of meetings of the independent directors; and
•if requested by major stockholders, be available for consultation and direct communication.
Our Board believes that our leadership structure provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.
Board Role
Subject to the advisory agreement entered into by the Company, Ashford Inc., Ashford Hospitality Limited Partnership ("AHLP"), Ashford TRS Corporation and Ashford LLC, as amended from time to time (the "advisory agreement"), the business and affairs of the Company are managed by or under the direction of our Board in accordance with Maryland law. Our Board provides direction to, and oversight of, management of the Company. In addition, our Board establishes the strategic direction of the Company and oversees the performance of the Company's business, management and the employees of our advisor who provide services to the Company. Subject to our Board's supervision, our advisor is responsible for the day-to-day operations of the Company and is required to make available sufficient experience and appropriate personnel to serve as executive officers of the Company. The management of the Company is responsible for presenting business objectives, opportunities and/or strategic plans to our Board for review and approval and for implementing the Company's strategic direction and the Board's directives.
Strategy
Our Board recognizes the importance of ensuring that our overall business strategy is designed to create long-term value for our stockholders and maintains an active oversight role in formulating, planning and implementing the Company's strategy. Our Board regularly considers the progress of, and challenges to, the Company's strategy and related risks throughout the year. At each regularly-scheduled Board meeting, the management and the Board discuss strategic and other significant business developments since the last meeting and the Board considers, recommends and approves changes, if any, in strategies for the Company.
Risk Oversight
Our full Board has ultimate responsibility for risk oversight, but the committees of our Board help oversee risk in areas over which they have responsibility. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company's business strategy. Our Board and the Board committees receive regular updates related to various risks for both our Company and our industry. The Audit Committee regularly receives and discusses reports from members of management who are involved in the risk assessment and risk management functions of our Company. The Compensation Committee annually reviews the overall structure of our equity compensation programs to ensure that those programs do not encourage executives to take unnecessary or excessive risks.
14 2024 Proxy Statement

Succession Planning
Our Board, acting through the Nominating and Corporate Governance Committee, has reviewed and concurred in a management succession plan, developed by our advisor in consultation with the Chairman, to ensure continuity in senior management. This plan, on which the Chief Executive Officer is to report to the Board from time to time, addresses:
•emergency Chief Executive Officer succession;
•Chief Executive Officer succession in the ordinary course of business; and
•succession for the other members of senior management.
The plan also includes an assessment of senior management experience, performance, skills and planned career paths.
Board Observers
On January 15, 2021, the Company entered into a credit agreement with certain funds and accounts managed by Oaktree Capital Management, L.P. ("Oaktree"). In connection with the transactions contemplated by the credit agreement, on January 15, 2021, Ashford Trust entered into an Investor Agreement (the "Investor Agreement") with Oaktree. The Investor Agreement, among other things, provides Oaktree the right to appoint two observers to the Board, until such time, and subject to certain limitations, as more fully described in the Investor Agreement.
Board Refreshment
In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and Corporate Governance Committee also focuses on director succession. In 2023, based on consideration of best corporate governance practices and upon the recommendation of the Nominating and Corporate Governance Committee, the Board amended its Corporate Governance Guidelines to remove the requirement that a director, upon attaining the age of 70 and annually thereafter, or an individual who would be 70 years of age at the time of his or her election as a director, may not serve on the Board unless the Board waives such limitation.
Director Nomination Procedures by the Company
The Nominating and Corporate Governance Committee recommends qualified candidates for Board membership based on the following criteria:
•integrity, experience, achievements, judgment, intelligence, competence, personal character, expertise, skills, knowledge useful to the oversight of the Company's business, ability to make independent analytical inquiries, willingness to devote adequate time to board duties and likelihood of a sustained period of service on the Board;
•business or other relevant experience; and
•the extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other board members will build a board that is eﬀective, collegial and responsive to the needs of the Company.
In connection with the merit-based selection of nominees for director, the Board has regard for the need to consider director candidates from different and diverse backgrounds, including sex, race, color, ethnicity, age and geography. Consideration will also be given to the Board's desire for an overall balance of professional diversity, including background, experience, perspective, viewpoint, education and skills. In early 2018, our Board approved specific amendments to the "Selection of Directors" section of our Corporate Governance Guidelines to more specifically include diversity of sex, race, color, ethnicity, age and geography when considering director candidates. The Board, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, is responsible for selecting the director nominees for election by the stockholders and for appointing directors to the Board between annual meetings to fill vacancies, with primary emphasis on the criteria set forth above. The Board and the Nominating and Corporate Governance Committee assess the effectiveness of the Board's diversity efforts as part of the annual board evaluation process.
Stockholder Nominations
Our bylaws permit stockholders to nominate candidates for election as directors of the Company at an annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by providing a written notice to the Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Stockholder nomination notices and the accompanying certificate, as described below, must be received by the Corporate Secretary not earlier than November 29, 2024 and not later than 5:00 p.m., Eastern time, on December 29, 2024 for the nominated individuals to be considered for candidacy at the 2025 annual meeting of stockholders. Such nomination notices must include all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC's proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder nominating such proposed nominee and certain persons associated with such stockholder, and must be accompanied by a certificate of the nominating stockholder as to certain matters, all as prescribed in the Company's bylaws. A detailed description of the information required to be included in such notice and the accompanying certificate is included in the Company's bylaws. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of the notice and certificate to comply fully with the
2024 Proxy Statement 15

requirements of the Company's bylaws in such regard will result in the stockholder nomination being invalid and the election of the proposed nominee as a director of the Company not being voted on at the pertinent annual meeting of stockholders.
Stockholder and Interested Party Communication with our Board of Directors
Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o the Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Stockholders' and other interested parties' letters are reviewed by Company personnel based on criteria established and maintained by our Nominating and Corporate Governance Committee, which includes filtering out improper or irrelevant topics such as solicitations.
Director Orientation and Continuing Education
Our Board and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance policies and practices and other key policies and practices through a review of background material and meetings with senior management. Our Board also recognizes the importance of continuing education for directors and is committed to providing education opportunities to improve both our Board's and its committees' performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.
Director Change in Occupation
Upon the time a director's principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, a director is required to tender a letter of proposed resignation from our Board to the chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee, in consultation with our Chairman, will review the director's continuation on our Board and recommend to the Board whether, in light of all the circumstances, our Board should accept such proposed resignation or request that the director continue to serve.
Hedging and Pledging Policies
We maintain a policy that prohibits our directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Our policy also prohibits our directors and executive officers from engaging in speculation with respect to Company securities, and specifically prohibits our executives from engaging in any short-term, speculative securities transactions involving Company securities and engaging in hedging transactions.
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BOARD OF DIRECTORS AND COMMITTEES
Our business is managed through the oversight and direction of our Board. Members of our Board are kept informed of our business through discussions with the Chairman of the Board, Chief Executive Officer, Lead Director and other officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees.
The Board has retained Ashford Inc. and Ashford LLC to manage our operations and our portfolio of hotel assets, subject to the Board's oversight and supervision and the terms and conditions of the advisory agreement. Because of the conflicts of interest created by the relationships among us, Ashford Inc., Braemar, and any other related party, and each of their respective affiliates, many of the responsibilities of the Board have been delegated to our independent directors, as discussed below and under "Certain Relationships and Related Person Transactions- Conflict of Interest Policies."
During the year ended December 31, 2023, our Board held five regular meetings and our non-executive directors, each of whom is an independent director, held four meetings and/or executive sessions. Our Board must hold at least two regularly scheduled meetings per year of the non-executive directors without management present. All of our incumbent directors standing for re-election attended in person or by telephone, at least 75% of all meetings of our Board and committees on which such director served, held during the period for which such person was a director or was a member of such committees, as applicable.
Board Member Independence
Our Board determines the independence of our directors in accordance with our Corporate Governance Guidelines and Section 303A.02(a) of the NYSE Listed Company Manual, which requires an affirmative determination by our Board that the director has no material relationship with us that would impair independence. In addition, Section 303A.02(b) of the NYSE Listed Company Manual sets forth certain tests that, if any of them is met by a director automatically disqualifies that director from being independent from management of our Company. Moreover, our Corporate Governance Guidelines provide that if any director receives, during any 12-month period within the last three years, more than $120,000 per year in direct compensation from the Company, exclusive of director and committee fees and pension or other forms of deferred compensation, he or she will not be considered independent. Our Corporate Governance Guidelines also provide that at all times that the Chairman of the Board is not an independent director, at least two-thirds of the members of the Board should consist of independent directors. The full text of our Board's Corporate Governance Guidelines can be found on our website at www.ahtreit.com by clicking the "Investor" tab, then the "Corporate Governance" tab and then the "Governance Documents" link.
Following deliberations, our Board has affirmatively determined that, with the exception of Mr. Monty J. Bennett, our Chairman, and Mr. J. Robison Hays, III, our Chief Executive Officer and President, each nominee for election as a director of the Company is independent of Ashford Trust and its management and has been such during his or her term as a director commencing with the annual meeting of stockholders of the Company, held on May 9, 2023, under the standards set forth in our Corporate Governance Guidelines and the NYSE Listed Company Manual, and our Board has been since such date and is comprised of a majority of independent directors, as required by Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein means such director satisfies both the standards set forth in our Corporate Governance Guidelines and the NYSE independence tests.
In addition, each current member of our Audit Committee and our Compensation Committee has been determined by our Board to be independent and to have been independent at all pertinent times under the heightened independence standards applicable to members of audit committees of board of directors and to members of compensation committees of board of directors of companies with equity securities listed for trading on the NYSE and under the rules of the SEC under the Exchange Act and that each nominee for election as a director of the Company at the Annual Meeting is independent under those standards.
In making the independence determinations with respect to our current directors, our Board examined all relationships between each of our directors or their affiliates and Ashford Trust or its affiliates. Our Board determined that none of these transactions impaired the independence of the directors involved.
Board Committees and Meetings
Historically, the standing committees of our Board have been the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Related Party Transactions Committee and the Acquisitions Committee. Each of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee is governed by a written charter that has been approved by our Board. A copy of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee charters can be found on our website at www.ahtreit.com by clicking the "Investor" tab, then the "Corporate Governance" tab and then the "Governance Documents" link. The committee members of each active committee and a description of the principal responsibilities of each such committee follows:
2024 Proxy Statement 17

Current Committee Membership

	Audit	Compensation	Nominating and Corporate Governance	Related Party Transactions Committee	Acquisitions
Monty J. Bennett
Benjamin J. Ansell, M.D.
Amish Gupta
Kamal Jafarnia
Frederick J. Kleisner
Sheri L. Pantermuehl
Alan L. Tallis
(C): Chair

Audit Committee
Current Members:	Sheri L. Pantermuehl (chair), Frederick J. Kleisner and Alan L. Tallis
Independence	All of the members of the Audit Committee have been determined by our Board to be independent at all pertinent times, including under the heightened independence standards for members of audit committees of boards of directors.
Number of Meetings in 2023:	Five
Key Responsibilities	•	Evaluate the performance, qualifications and independence of the independent auditors;
	•	review with the independent auditors and the Chief Financial Officer and Chief Accounting Officer the audit scope and plan;
	•	approve in advance all audit and non-audit engagement fees;
	•	if necessary, to appoint or replace our independent auditors;
	•	meet to review with management and the independent auditors the annual audited and quarterly financial statements;
	•	recommend to our Board whether the Company's financial statements should be included in the Annual Report on Form 10-K;
	•	prepare the audit committee report that the SEC rules and regulations require to be included in the Company's annual proxy statement;
	•	discuss with management the Company's major financial risk exposures and management's policies on financial risk assessment and risk management, including steps management has taken to monitor and control such exposures;
	•	annually review the effectiveness of the internal audit function;
	•	review with management the Company's disclosure controls and procedures and internal control over financial reporting, and review the effectiveness of the Company's system for monitoring compliance with laws and regulations, including the Company's code of conduct and cybersecurity; and
	•	evaluate its own performance and deliver a report to the Board setting forth the results of such evaluation.
Each current Audit Committee member qualifies as an "audit committee financial expert," as defined by the applicable rules and regulations of the Exchange Act. All of the members of our Audit Committee on and after January 1, 2023 are "financially literate" under the NYSE listing standards.
18 2024 Proxy Statement

Compensation Committee
Current Members:	Alan L. Tallis (chair), Kamal Jafarnia and Frederick J. Kleisner
Independence	All of the members of the Compensation Committee have been determined by our Board to be independent at all pertinent times, including under the heightened standards for members of the compensation committees of boards of directors.
Number of Meetings in 2023:	Three
Key Responsibilities	•	Review the Company's equity compensation programs to ensure the alignment of the interests of key leadership with the long-term interests of stockholders;
	•	either as a committee or together with the other independent directors (as directed by our Board), determine and approve the Chief Executive Officer's and Chairman of our Board's equity compensation;
	•	make recommendations to our Board with respect to the equity compensation of other executive officers;
	•	review the performance of our officers;
	•	review and approve the officer compensation plans, policies and programs;
	•	annually review the compensation paid to non-executive directors for service on our Board and make recommendations to our Board regarding any proposed adjustments to such compensation;
	•	prepare an annual report on executive compensation for the Company's annual proxy statement; and
	•	administer the Company's equity incentive plan.
The Compensation Committee has the authority to retain and terminate any compensation consultant to assist it in the evaluation of officer compensation, or to delegate its duties and responsibilities to one or more subcommittees as it deems appropriate. In 2023, the Compensation Committee retained Gressle & McGinley LLC ("Gressle & McGinley") as its independent compensation consultant. Gressle & McGinley provided competitive market data to support the Compensation Committee's decisions on the value of equity to be awarded to our named executive officers. Gressle & McGinley has not performed any other services for the Company and performed its services only on behalf of, and at the direction of, the Compensation Committee. Our Compensation Committee reviewed the independence of Gressle & McGinley in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley is independent from management of the Company and has no conflicts of interest relating to its engagement by our Compensation Committee.

Nominating and Corporate Governance Committee
Current Members:	Kamal Jafarnia (chair), Benjamin J. Ansell, M.D. and Frederick J. Kleisner
Independence	All of the members of the Nominating and Corporate Governance Committee have been determined by our Board to be independent at all pertinent times.
Number of Meetings in 2023:	Seven
Key Responsibilities	•	Assess, develop and communicate with our Board for our Board's approval the appropriate criteria for nominating and appointing directors;
	•	recommend to our Board the director nominees for election at the next annual meeting of stockholders;
	•	identify and recommend candidates to fill vacancies on our Board occurring between annual stockholder meetings;
	•	when requested by our Board, recommend to our Board director nominees for each committee of our Board;
	•	develop and recommend to our Board our Corporate Governance Guidelines and periodically review and update such Corporate Governance Guidelines as well as make recommendations concerning changes to the charters of each committee of our Board;
	•	perform a leadership role in shaping our corporate governance policies and procedures; and
	•	oversee a self-evaluation of our Board.
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Related Party Transactions Committee
Members:	Amish Gupta (chair), Sheri L. Pantermuehl and Alan L. Tallis
Number of Meetings in 2023:	Four
Key Responsibilities	• Review any transaction in which our officers, directors, Ashford Inc. or Braemar or their officers, directors or respective affiliates have an interest, including any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny a new proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to our independent directors on past approved related party transactions.

Acquisitions Committee
Members:	Monty J. Bennett (chair), Benjamin J. Ansell, M.D. and Amish Gupta
Number of Meetings in 2023:	None
Key Responsibilities	• Review and approve any acquisition or disposition (and any related property level financing) by the Company, or its affiliates of assets valued at under $100 million.
Director Compensation
From January 1, 2023 to May 8, 2023, each of our non-executive directors (other than our Chairman, Mr. Monty J. Bennett) was entitled to a base cash retainer in an annualized amount of $140,000. Commencing effective as of May 9, 2023, the annual base cash retainer was decreased to $95,000, and each director became eligible for an additional fee of $3,000 for each Board meeting that he or she attends during a year in excess of four meetings. Non-executive directors serving in the following capacities also receive the additional annual cash retainers set forth below:

Capacity	Additional Annual Retainer ($)
Lead Director	$50,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$15,000
Related Party Transactions Committee Chair	$10,000
Committee Member (Non-Chair)	$5,000

Each non-executive director (other than our Chairman, Mr. Monty J. Bennett) also receives an annual grant of immediately vested equity shares valued for 2023 at $95,000 in the form of shares of our common stock or long-term incentive partnership units ("LTIP units") in our operating partnership, at the election of each director, and additional cash retainers from time to time for their service on special committees. Our Chairman, Mr. Bennett, instead receives an annual incentive compensation grant (for the 2023 award, in the form of an equity-based award and a deferred cash compensation award and for the award granted in 2024 in respect of 2023 in the form of a deferred cash only) with a value and vesting schedule that is determined by the Board after review of the Company's prior fiscal year performance, considering the same factors as the Board takes into account in making (and providing generally the same vesting terms as) the annual incentive compensation grants to our named executive officers (as further described below under "Executive Compensation"). Mr. Bennett's annual award is not granted in respect of his service on the Board but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor. The Board believes that the size of, and vesting schedule applicable to, Mr. Bennett's annual grant is appropriate because it reflects the scale of his historical and ongoing contributions to the Company, the depth of his expertise and knowledge of both the Company and our industry generally, and his continuous leadership as a founder of the Company and our advisor.
We have historically reimbursed and will continue to reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the Board. Officers receive no additional compensation for serving on the Board.
To encourage retention of our non-executive directors, we also provide a special, one-time cash or equity award to qualifying retiring directors. Pursuant to this arrangement, an eligible director who has completed at least five years of service on the Board will be provided a one-time award upon his or her separation of service with a total value of (x) $10,000 multiplied by (y) each year of service completed on the Board, payable either in cash or in fully vested shares of our common stock, or any combination thereof, in the Board's discretion. An eligible director will also be entitled to continuing participation in the Company's prevailing discounted/complimentary hotel room program for a period of years equal to the number of years of Board service completed.
Our Corporate Governance Guidelines provide a stock ownership requirement for our directors. Under our guidelines, each director should hold common stock with a value in excess of three times his or her annual Board retainer fee in effect at the time of such director's election to the Board (excluding any portion of the retainer fee representing additional compensation for being a committee
20 2024 Proxy Statement

chairman or committee member). New directors are expected to achieve compliance with this requirement within four years from the date of election or appointment. Once a director has met his or her guideline, he or she will not be considered to be out of compliance with the guideline as a result of stock price volatility. The Company calculates the minimum number of shares necessary to meet compliance with the guidelines, and that number of shares will be the number required to be held through the remaining term of a director's tenure. Although a director may not sell any common stock granted to them in connection with their service to the Company until the director is in compliance with the guidelines, no director is required to acquire shares on the open market (or is prohibited from selling shares acquired on the open market) in order to meet compliance with the guidelines. As of December 31, 2023, each of our directors had stock ownership that met the guidelines or was within the grace period for satisfying the requirements.
The following table summarizes the compensation paid by us to our non-executive directors for their services as director for the fiscal year ended December 31, 2023:

Name	Fees Earned or Paid in Cash	Stock Awards/LTIP (1)	All Other Compensation		Total
Benjamin J. Ansell, M.D.	$103,750	$94,996	$—		$198,746
Monty J. Bennett	$—	$—	$3,611,875	(2)	$3,611,875
Amish Gupta	$158,750	$94,996	$—		$253,746
Kamal Jafarnia	$118,750	$94,996	$—		$213,746
Frederick J. Kleisner	$113,750	$94,996	$—		$208,746
Sheri L. Pantermuehl	$128,750	$94,996	$—		$223,746
Davinder "Sonny" Sra	$65,199	$74,957	$—		$140,156
Alan L. Tallis	$123,750	$94,996	$—		$218,746
(1)Based on the fair market value of the stock awards computed in accordance with FASB ASC Topic 718 on the date of the grant. See Notes 2, 13, and 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions used in the valuation of stock-based awards. Each director (other than Dr. Ansell and Mr. Sra, in respect of a portion of their awards) elected to receive his or her fiscal 2023 stock awards as LTIP units.
(2)As described above, Mr. Monty J. Bennett's compensation is not granted in respect of his service on the Board, but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor, and is therefore disclosed in the "All Other Compensation" column. Approximately $2.5 million of the amount is attributable to deferred cash awards and the remainder is attributable to the equity award made in 2023. The deferred cash award amount consists of a one-third allocation from Mr. Bennet’s 2022 award, one-third from his 2023 award (the portions of those awards that vested and became payable in 2023) and one-quarter from his 2024 award (the portion that was vested at grant) in the respective approximate amounts of $596,000, $1,100,000 and $878,000. Mr. Bennett elected to receive the performance-based portion of his 2023 equity award in the form of performance-based LTIP units. See Notes 2, 13, and 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions used in the valuation of stock-based awards. As of December 31, 2023, Mr. Monty J. Bennett held 16,286 service-based LTIP units that remain subject to vesting conditions, and 699,395 performance-based LTIP units that remain subject to vesting conditions, assuming that the applicable performance metrics are achieved at the maximum level.
Attendance at Annual Meeting of Stockholders
In accordance with our Corporate Governance Guidelines, directors of the Company are expected to attend the annual meeting of stockholders in person, by telephone or video conference. All persons who were directors at our 2023 annual meeting of stockholders attended our 2023 annual meeting.
2024 Proxy Statement 21

EXECUTIVE OFFICERS AND COMPENSATION
Executive Officers
The following table shows the names and ages of our current executive officers and the positions held by each individual. A description of the business experience of each for the past five years follows the table.

Name	Age	Title
J. Robison Hays, III	46	Chief Executive Officer and President
Alex Rose	38	Executive Vice President, General Counsel and Secretary
Deric S. Eubanks	48	Chief Financial Officer and Treasurer
Justin Coe	40	Chief Accounting Officer

J. ROBISON HAYS, III
Chief Executive Officer and President Age: 46 Director since 2020
Mr. Hays has served as our Chief Executive Officer and President since May 2020 and prior to that served as our Chief Strategy Officer since 2015 and our Senior Vice President-Corporate Finance and Strategy since 2010. He has been with our Company since 2005. Mr. Hays also currently serves as Senior Managing Director at Ashford Inc. and served on its board of directors until June 2020. Mr. Hays also previously served as Chief Strategy Officer for Braemar until May 2020. Prior to 2013, in addition to his other responsibilities, Mr. Hays was in charge of our investor relations group. Mr. Hays is a frequent speaker at industry and Wall Street investor conferences. Prior to joining our Company, Mr. Hays worked in the Corporate Development office of Dresser, Inc., a Dallas-based oil field service and manufacturing company, where he focused on mergers, acquisitions and strategic direction. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas.
Mr. Hays has been a frequent speaker at various lodging, real estate and alternative investment conferences around the globe. He earned his A.B. degree in Politics with a certificate in Political Economy from Princeton University and later studied philosophy at the Pontifical University of the Holy Cross in Rome, Italy.

ALEX ROSE
Executive Vice President, General Counsel and Secretary Age: 38 Executive since 2021
Alex Rose has served as our Executive Vice President, General Counsel and Secretary since July 2021 and has served in that capacity for Ashford Inc. and Braemar since July 2021.
Mr. Rose brings a broad range of legal experience and corporate governance expertise to our Company. Prior to joining our Company in 2021, he was a Partner at Kirkland & Ellis LLP from July 2018 to June 2021, where he worked with public and private companies, as well as private equity funds and their portfolio companies, in connection with complex transactions such as mergers, acquisitions, joint ventures, divestitures, private financings, recapitalizations, debt and equity security investments, and other general corporate matters. Previously, Mr. Rose was an attorney at Jones Day and Vinson & Elkins LLP.
Mr. Rose holds a J.D. from Columbia University School of Law and a B.S. from the University of Kansas and is admitted to practice law in the States of Texas and New York.

22 2024 Proxy Statement

DERIC S. EUBANKS
Chief Financial Officer and Treasurer Age: 48 Executive since 2011
Mr. Eubanks has served as our Chief Financial Officer and Treasurer since June 2014 and has served in that capacity for Ashford Inc. and Braemar since June 2014. Prior to serving as Chief Financial Officer and Treasurer, Mr. Eubanks served as our Senior Vice President of Finance from September 2011 to June 2014 and in that capacity for Braemar from April 2013 to June 2014. In his role as Chief Financial Officer and Treasurer, Mr. Eubanks is responsible for assisting our Chief Executive Officer with all corporate finance and financial reporting initiatives and capital market activities including equity raises, debt financings and loan modifications. He also oversees Investor Relations and is responsible for overseeing and executing our hedging strategies. Prior to his role as Senior Vice President of Finance, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans and other debt securities. Mr. Eubanks has been with us since our initial public offering in August of 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining our Company, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.
Mr. Eubanks earned a Bachelor of Business Administration degree from the Cox School of Business at Southern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

JUSTIN COE
Chief Accounting Officer Age: 40 Executive since 2024
Mr. Coe has served as our Chief Accounting Officer since January 2024 and has served in that capacity for Ashford Inc. and for Braemar since January 2024. Prior to serving as Chief Accounting Officer, Mr. Coe served as the Senior Vice President of Accounting of Ashford Inc. since July 2015. As Senior Vice President of Accounting, Mr. Coe was responsible for overseeing most of the accounting functions for Ashford Inc. and each of its advised platforms, including the Company and Braemar. Such functions include tax, financial reporting, corporate controller, portfolio accounting, internal audit, information systems, acquisitions and special projects. Prior to joining Ashford Inc., Mr. Coe was a Senior Manager at Ernst & Young LLP and served since 2006 in various Assurance and Advisory roles for public and private companies in the airline, real estate, medical device and other industries domestically and internationally.
Mr. Coe holds Bachelor of Business Administration and Master of Accountancy degrees from Texas State University - San Marcos and is a licensed certified public accountant (CPA) in the state of Texas.

2024 Proxy Statement 23

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following is a discussion of the compensation program adopted for our named executive officers, which include J. Robison Hays, III, our President and Chief Executive Officer, Deric S. Eubanks, our Chief Financial Officer and Alex Rose, our Executive Vice President, General Counsel and Secretary. In respect of such compensation, we have elected to comply with the scaled reporting requirements available to smaller reporting companies.
Compensation of Our Named Executive Officers
We are externally advised by Ashford Inc. pursuant to an advisory agreement. Ashford Inc., through its operating company Ashford LLC, is responsible for implementing our investment strategies and managing our operations. Our advisor manages the day-to-day operations of our Company and our affiliates in exchange for an advisory fee, the terms of which are described under "Certain Relationships and Related Person Transactions-Our Relationship and Agreements with Ashford Inc. and its Subsidiaries." As a consequence of this management arrangement and although the Company has executive officers, it does not have any employees. Each of the Company's executive officers is, however, an employee of our advisor and is compensated by our advisor in his capacity as such. During all of 2021, 2022 and 2023, the cash compensation received by our executive officers was paid to those persons by Ashford Inc. in their capacity as employees of our advisor. However, our executive officers (as well as other employees of our advisor) continue to be eligible to receive equity-based (and, for each of 2022, 2023 and 2024, certain cash) awards under our 2021 Stock Incentive Plan, as amended. We do not, however, provide any other compensation or employee benefit plans for our executive officers.
Compensation Objectives & Philosophy
The objectives of our equity compensation program are to: (i) motivate our executive officers to achieve the Company's business and strategic objectives; (ii) align the interests of key leadership with the long-term interests of the Company's stockholders; and (iii) provide rewards and incentives, without excessive risk taking, in order to attract, retain and motivate our executive officers to perform in the best interests of the Company and its stockholders.
Role of the Compensation Committee
The compensation we pay to our executive officers is administered under the direction of our Compensation Committee. In its role as the administrator of our compensation program, our Compensation Committee recommends the compensation to be paid to our named executive officers to the Board, taking into consideration the recommendations of our Chairman and our independent compensation consultant, with the members of the Board ultimately approving all executive compensation decisions. A full description of the Compensation Committee's roles and responsibilities can be found in its charter which is posted to our website at www.ahtreit.com under the "Investor" tab, by navigating to the "Corporate Governance" link, then to the "Governance Documents" link.
Our Compensation Committee has the authority to retain independent advisors to assist the committee in fulfilling its responsibilities. In July 2015, the committee initially retained Gressle & McGinley as its independent compensation consultant, and has continued to do so. Gressle & McGinley has not performed any services other than executive and director compensation services for the Company, and has performed its services only on behalf of, and at the direction of, the Compensation Committee (although Gressle & McGinley is also the independent compensation consultant to the compensation committees of the boards of directors of our advisor, Ashford Inc., and Braemar). Our Compensation Committee has reviewed the independence of Gressle & McGinley in light of SEC rules and stock exchange listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley is independent from the Company and has no conflicts of interest relating to its engagement by our Compensation Committee.
Corporate Governance
Our Compensation Committee believes that the integrity of corporate governance is reinforced by linking our executive officers' long-term interests to the interests of our stockholders through our compensation program. We believe that our compensation program provides appropriate performance-based incentives to attract and retain leadership talent and to align officer and stockholder interests.
24 2024 Proxy Statement

The following policies support our position:

What We Do	What We Don't Do
Pay for Performance. A substantial portion of our incentive compensation grants are tied to rigorous incentive compensation performance goals.	No Hedging/Pledging. We do not allow hedging or pledging of Company securities.
Equity Ownership Guidelines. We impose robust stock ownership guidelines on our executive officers.	Equity Ownership Guidelines. We do not count performance shares toward our stock ownership guidelines.
Clawback Policy. We must recover incentive compensation in various circumstances.	No Dividends on Unvested Performance Shares. We do not pay dividends on unvested performance shares unless the shares actually vest.
Independent Compensation Consultant. Our Compensation Committee uses the consulting firm of Gressle & McGinley, which is independent and provides no other services to the Company.	No Stock Options. We do not grant stock options.
Compensation Risk Assessment. We conduct an annual compensation risk assessment.	No Evergreen Provision. We have no evergreen provisions in our stock incentive plan.
External Advisor Compensation. We provide detailed disclosure of compensation paid by our advisor to our named executive officers.	No Perquisites. We do not provide our executive officers with any perquisites or retirement programs.
Consideration of Say-on-Pay Vote
At our 2023 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, our executive compensation. More than 86% of the votes cast at our 2023 annual meeting of stockholders voted to approve our executive compensation as described in our proxy statement for the 2023 annual meeting of stockholders. The Compensation Committee reviewed the results of this advisory "say-on-pay" vote and considered it in determining specific award amounts granted to our named executive officers for 2023. The Compensation Committee will also carefully consider future stockholder votes on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions.
Advisory Fee and Compensation Paid by the Advisor
Pursuant to our advisory agreement, we pay Ashford Inc. an advisory fee. In turn, Ashford Inc. uses a portion of the proceeds of such advisory fee to pay the cash compensation it pays its personnel. We do not specifically reimburse Ashford Inc. for any executive officer compensation or benefits costs. The following is a summary of the advisory fees we paid to Ashford Inc. in 2023 and the total 2023 compensation paid to our named executive officers:
•Under the terms of our advisory agreement, for 2023 our advisory services fee totaled approximately $48.9 million, comprised of a base fee of approximately $33.1 million, reimbursable overhead, internal audit, risk management advisory, and asset management services of approximately $12.5 million and equity-based compensation of approximately $3.3 million associated with equity grants of our common stock and long-term incentive partnership units, or LTIP units, awarded to our executive officers and employees of Ashford Inc. and its subsidiaries.
•No specific portion of our advisory fee is allocated to the compensation paid by Ashford Inc. to its employees who are also our executive officers. Our advisor makes all decisions relating to compensation paid by Ashford Inc. to our executive officers who are its employees based on such factors as the terms of their employment agreements with Ashford Inc. and an evaluation of the performance of such employees on behalf of Ashford Inc. and its advisees during the year.
•For 2023, our named executive officers earned total cash compensation of approximately $4.4 million from Ashford Inc. based on amounts determined through the date hereof. This amount was comprised of an aggregate of approximately $1.9 million in salaries and an aggregate of approximately $2.5 million in cash bonuses. In addition, Ashford Inc. granted 46,835 restricted shares of common stock of Ashford Inc. with an aggregate grant date fair value of approximately $227,000, to our named executive officers.
•Not all of the compensation received by our named executive officers from Ashford Inc. was attributable to services performed as executive officers of our Company. Based on a review of the proportion of our Company to the total operations managed using various measures of size (revenue, assets, and total enterprise value), we estimate that approximately 55% of the compensation paid by Ashford Inc. is attributable to services provided by our named executive officers to our Company.
•The 2023 annual bonus program at Ashford Inc. took into account a variety of financial performance factors, including the level of attainment of budgeted revenue, budgeted adjusted EBITDA and liquidity levels, as well as non-financial strategic goals.
2024 Proxy Statement 25

2023 and 2024 Incentive Compensation Grant Decisions
The Compensation Committee believes that our named executive officers should have an ongoing stake in the long-term success of our business, and our incentive compensation program is intended to align our executives' interests with those of our stockholders, as well as to reward our executive officers for their performance on the Company's behalf. Under our incentive compensation program, the Compensation Committee determines the size of potential awards by officer based on a review of market pay levels, taking into consideration the size of our Company against our peers, as well as multiple other factors including, but not limited to, the Company's and each named executive officer's individual performance, competitive award opportunities provided to similarly situated executives, and our named executive officers' roles and responsibilities.
The incentive compensation grants made to our named executive officers in March 2024 were granted to named executive officers in respect of their performance during the preceding year. For a discussion of awards made in 2023 (in respect of 2022 service), please refer to the "Executive Compensation" discussion contained in our 2023 proxy statement, filed with the SEC on March 28, 2023.
For our March 2024 awards based on 2023 performance, the size of the potential awards for our named executive officers was determined based on 2023 performance, historical compensation levels in the hospitality REIT sector and the recommendations of the Chairman in setting the awards for each individual named executive officer. 2023 performance was evaluated based on six business objectives established by the Board of Directors. The Board believes these objectives reflected the cyclicality of the industry in which we operate and evolving changes in market conditions and were appropriate to further align the interests of the named executive officers with the interests of our stockholders. The following table summarizes the six business objectives set by the Board of Directors for 2023, along with the actual results:
2023 Business Objectives

Business Objective	Performance Target	2023 Performance
		Target	Actual	Achieved?
Revenue	Budget	$1,307.2M	$1,367.5M	Yes
Adjusted EBITDAre*	Budget	$307.5M	$324.5M	Yes
Address mortgage debt extension tests and maturities(1)				Yes
Raise $50M+ of Non-Traded capital	At Least $50M	$50.0M	$88.9M	Yes
Maintain liquidity of $50M(2)	At Least $50M	$50.0M	$424.1M	Yes
Investor/Analyst Interactions	At Least 500	500	601	Yes
*    For a reconciliation of EBITDA, EBITDAre, Adjusted EBITDAre and EBITDA Flows (the change in Adjusted EBITDAre divided by the change in revenue) to a measure under generally accepted accounting principles ("GAAP") in the United States, see Annex A.
(1)Via extension, refinancing, pay downs, and/or disposal of assets.
(2)Cash & equivalents, restricted cash, marketable securities, due from related/third parties, and available credit facility.
Based on its review of 2023 performance, the Compensation Committee determined that the Company achieved all six of the business objectives resulting in the equity awards to our named executive officers described below.
For 2024, the Company continued its reliance on deferred cash payments ("Deferred Cash Awards'') and determined, for 2024, to grant long-term incentive awards exclusively in that form in lieu of providing part of the award in the form of performance stock units ("PSUs") or performance LTIP Units ("Performance LTIPs"). 25% of the Deferred Cash Awards vested upon grant, and the remaining portion will vest if at all within the following three years generally subject to continued service, at 50% if the Company repays its strategic financing with Oaktree, 15% if in the Committee’s discretion management and the applicable members of the Board shall have successfully completed a value creation review process and 10% if both such benchmarks shall have been achieved. Previously granted PSUs and Performance LTIPs remain outstanding in accordance with their terms.
The amounts of the components of the March 2024 incentive compensation awards to our named executive officers were as follows:

Executive	Deferred Cash Amount ($)
J. Robison Hays, III	$2,596,369
Deric S. Eubanks	$1,448,653
Alex Rose	$1,097,464
LTIP Units
As noted above, the Company in the past has granted equity in the form of LTIP units. The LTIP units are a special class of partnership units in our operating partnership called "long-term incentive partnership units." Grants of LTIP units are designed to offer executives the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our stock incentive plan, reducing availability for other equity awards, because LTIP units are convertible into common units of our operating partnership, which may themselves be converted into shares of our common stock based on a conversion ratio of 1:1. As a result, an LTIP unit granted may
26 2024 Proxy Statement

result in an issuance of one share of our common stock. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the typical treatment of time-vested restricted stock. (Note that distributions on Performance LTIPs accrue on unvested units and are paid in the form of additional common units of our operating partnership on the actual number of LTIP units that vest.) The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units but can achieve such parity over time. Upon the occurrence of certain corporate events, which are not performance-related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.
Subject to satisfaction of the applicable performance- or service-vesting requirements for the LTIP units or Performance LTIPs, the LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the Company's stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for the operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of a partnership interest. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when the operating partnership's assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached. Until and unless such economic parity is reached, the value that an executive will realize for vested LTIP units will be less than the value of an equal number of shares of our common stock.
Stock Ownership Guidelines
Our Corporate Governance Guidelines provide ownership guidelines for our executive officers. The guidelines state that the Chief Executive Officer should hold an amount of our common stock or other equity equivalent having a market value in excess of three times his annual base salary paid by our advisor in effect at the time of his appointment as Chief Executive Officer and each other executive officer should hold common stock or other equity equivalent having a market value in excess of one-and-one half times his annual base salary paid by our advisor in effect at the time of his appointment to such office. The guidelines provide that ownership of common units or LTIP units in our operating partnership constitute "common stock" for purposes of compliance with the guideline based on a conversion ratio of 1:1. Executive officers are expected to achieve compliance within four years of being appointed. Once an executive officer has met his or her guideline, he or she will not be considered to be out of compliance with the guideline as a result of stock price volatility. The Company calculates the minimum number of shares necessary to meet compliance with the guidelines, and that number of shares will be the number required to be held through the remaining term of an executive's tenure. Although an executive officer may not sell any common stock granted to them in connection with their service to the Company until the executive officer is in compliance with the guidelines, no executive officer is required to acquire shares on the open market (or is prohibited from selling shares acquired on the open market) in order to meet compliance with the guidelines. As of December 31, 2023, each of our named executive officers had stock ownership that met the guidelines or was within the grace period for satisfying the requirements.
Hedging and Pledging Policies
We maintain a policy that prohibits our directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Our policy also prohibits our directors and executive officers from engaging in speculation with respect to Company securities, and specifically prohibits our executives from engaging in any short-term, speculative securities transactions involving Company securities and engaging in hedging transactions.
Adjustment or Recovery of Awards
The Company has adopted a clawback policy as required by the Dodd-Frank Act, applicable SEC rules and stock exchange listing requirements. That policy was adopted in place of the Company’s previously existing clawback policy.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a publicly held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to its "covered employees," which generally include its chief executive officer, chief financial officer, its next three most highly compensated executive officers, and any individual who is (or was) a "covered employee" for any taxable year beginning after December 31, 2016.
Our Company is structured such that compensation is not paid and deducted by the corporation, but at the Ashford Hospitality Trust OP level. Section 162(m)'s deduction limitation may apply to our distributive share of Ashford Hospitality Trust OP's deduction for compensation paid to covered employees. The deductibility of compensation is only one of a multitude of factors that we consider in establishing compensation, and we and our Compensation Committee believe that it is important to retain flexibility to award compensation to our employees that appropriately incentivizes their retention, encourages performance, and aligns with our stockholders' interests, even if the deductibility of that compensation is limited (whether under Section 162(m) or otherwise).
2024 Proxy Statement 27

Summary Compensation Table
The following table sets forth the fiscal 2023 and 2022 compensation paid to or earned by the Company's named executive officers.

Name and Principal Position	Year	Salary(1)	Stock Awards/ LTIPs(2)	All Other Compensation(3)	Total
J. Robison Hays, III	2023	$—	$430,576	$1,982,478	$2,413,054
President and Chief Executive Officer	2022	$—	$852,063	$467,830	$1,319,893
Deric S. Eubanks	2023	$—	$216,752	$1,043,159	$1,259,912
Chief Financial Officer	2022	$—	$480,613	$263,882	$744,494
Alex Rose	2023	$—	$164,204	$696,765	$860,968
Executive Vice President, General Counsel and Secretary	2022	$—	$193,796	$106,404	$300,200
(1)We do not pay salary or bonus compensation to our executive officers, including our named executive officers. However, we grant our executives and the executives and employees of our advisor and its subsidiaries equity-based (and, starting in 2022, certain cash-based) incentive compensation awards, if and to the extent determined appropriate by our Compensation Committee. No allocation of the total compensation paid and benefits provided by Ashford Inc. to its officers and employees who are our named executive officers is made for the time spent by such persons on behalf of either our Company or Braemar. As a result, we have not included any amount of the compensation paid and benefits provided to such persons by Ashford Inc. in the foregoing summary compensation table.
(2)Represents the total grant date fair value of restricted stock awards, LTIP unit awards, PSUs, and Performance LTIPs made in the fiscal year indicated (with respect to prior year performance), computed in accordance with FASB ASC Topic 718 without regard to the effects of forfeiture. Assumptions used in the calculation of these amounts are described in Notes 2, 13, and 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. With respect to the PSUs and Performance LTIPs, the amount reflected in the Summary Compensation Table assumes that the required performance goals will be achieved at target levels. The following table provides the grant date fair values of the Performance LTIPs and the PSUs, issued to the named executive officers in 2023, assuming maximum performance is achieved.

Name	At Maximum
J. Robison Hays, III	$1,076,441
Deric S. Eubanks	$541,881
Alex Rose	$410,509
(3)Represents payments for 2023 under deferred cash awards granted by the Company in 2022 and 2023 and, for the award made in 2024, the portion that was vested upon grant.
28 2024 Proxy Statement

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2023. All unit/share counts are shown as adjusted following the Company's 1:10 reverse stock split completed on July 16, 2021.

Name	Number of Service-Based Equity Awards That Had Not Vested at December 31, 2023		Market Value of Service-Based Equity Awards That Had Not Vested at December 31, 2023 (1)	Number of Equity Incentive Plan Awards (PSUs and Performance LTIPs) That Were Unearned or Not Vested at December 31, 2023		Market Value of Equity Incentive Plan Awards (PSUs and Performance LTIPs) That Were Unearned or Not Vested at December 31, 2023 (1)
J. Robison Hays, III	14,251	(2)	$27,647	—		$—
	—		$—	56,654	(3)	$109,909
	—		$—	32,752	(4)	$63,539
Deric S. Eubanks	7,736	(2)	$15,008	—		$—
	—		$—	31,956	(3)	$61,995
	—		$—	16,488	(4)	$31,987
Alex Rose	—		$—	12,886	(3)	$24,999
	—		$—	12,491	(4)	$24,233
(1)Market value of unvested service-based and performance-based awards is based on the closing share price of our common stock on the NYSE on December 29, 2023 of $1.94.
(2)These restricted shares or LTIPs were granted on May 12, 2021, with an initial vesting term of three years. One-third of the awards initially granted vested on March 15, 2022; one-third vested on March 15, 2023; and the remaining one-third vested on March 15, 2024.
(3)These PSU awards or Performance LTIPs were granted on March 15, 2022 and assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31, 2024. Amount reflects the threshold payout level, which is 37.5% of the target level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 250% of the target number
(4)These PSU awards or Performance LTIPs were granted on March 3, 2023, and assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31, 2025. Amount reflects the threshold payout level, which is 37.5% of the target level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 250% of the target number.
Potential Payments Upon Termination of Employment or Change of Control
We are not a party to any employment agreements with our executive officers. As a result, all payments we would need to make to any named executive officer upon termination of employment or following a change of control are pursuant to awards granted under our incentive compensation plan and the award agreements issued thereunder (which, for our executive officers, incorporate by reference certain acceleration of vesting provisions contained in the employment agreements that each executive officer has entered into with our advisor).
Generally, our equity awards (other than performance awards) and our deferred cash awards will fully vest upon (i) the death or disability of the named executive officer; (ii) the termination or removal of the named executive officer as an employee or consultant of the Company or an affiliate without "cause" (as defined therein) or by the named executive officer for "good reason" (as defined therein); or (iii) the termination without "cause" or resignation for any reason of the named executive officer as an employee or consultant of the Company or an affiliate within one year from the effective date of a change of control of the Company.
The PSUs and Performance LTIPs granted to the named executive officers will be eligible for accelerated vesting upon (i) the termination or removal of the named executive officer as an employee of the Company by the Company without "cause" (including a termination of the advisory agreement with our advisor) or by the named executive officer for "good reason," (ii) the death or disability of the named executive officer, (iii) a change of control of the Company, (iv) a change of control of our advisor, if such change of control results in the vesting of the award under the terms of any employment agreement that the named executive officer has with our advisor, and (v) an involuntary termination of employment or the nonrenewal of the employment agreement to the extent such event causes vesting of the award under the employment agreement the named executive officer has with our advisor. (Our advisor is an affiliate under our equity incentive plan.) The number of PSUs or Performance LTIPs that vests is generally calculated based on performance at the greater of target or actual performance (based on a truncated performance period), except that in the case of clauses (iii) and (iv), the number is based solely on actual performance (based on a truncated performance period).
For the purposes of the plan, the following definitions apply:
"Cause" has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers have with our advisor, "cause" generally means, in some cases subject to cure rights, the named executive officer's:
2024 Proxy Statement 29

(i)conviction of, or entry of a plea of guilty or nolo contendere to, a felony (exclusive of a conviction, plea of guilty, or plea of nolo contendere arising under a statutory provision imposing criminal liability on a per se basis due to any oﬃces held by the named executive oﬃcer pursuant to the employment agreement, so long as any act or omission of the named executive oﬃcer with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of our advisor's board of directors);
(ii)willful breach of duty of loyalty which is materially detrimental to our advisor or any entity that it advises;
(iii)willful failure to perform or adhere to explicitly stated duties or guidelines of employment or to follow the lawful directives of our advisor;
(iv)gross negligence or willful misconduct in the performance of duties;
(v)willful commission of an act of dishonesty resulting in material economic or financial injury to our advisor or any entity that it advises, or willful commission of fraud;
(vi)chronic absence from work for reasons other than illness; or
(vii)in the case of Mr. Eubanks, certain other acts or omissions, including without limitation a failure to cooperate with certain investigations or willful conduct that has or could reasonably be expected to have a material adverse effect on our advisor or any entity that it advises or on his ability to function in his assigned role.
A "change of control" of the Company is deemed to have occurred when:
(i)any person other than (A) the Company or any of its subsidiaries, (B) any employee beneﬁt plan of the Company or any of its subsidiaries, (C) Ashford Inc. or an aﬃliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an oﬀering of such securities, becomes the beneﬁcial owner, directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding;
(ii)the consummation of any merger, organization, business combination, or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination, or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination, or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;
(iii)the consummation of a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or
(iv)individuals who constitute our Board cease for any reason to constitute at least a majority of our Board; provided, however, that any individual becoming a director whose election by our Board was approved by a vote of at least a majority of the directors then comprising the Board is considered as though such individual were a member of the initial Board, but excluding, for this purpose, any such individual whose initial assumption of oﬃce occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than our Board.
"Good reason" has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers have with our advisor, "good reason" generally means:
(i)the assignment to the named executive oﬃcer of any duties, responsibilities, or reporting requirements (or, in the case of Mr. Hays, any title or directives) inconsistent with his or her position, or any material diminishment of the named executive oﬃcer's duties, responsibilities, or status;
(ii)a reduction by our advisor in the named executive officer's base salary or target bonus;
(iii)the requirement that the principal place of business at which the named executive oﬃcer performs his or her duties be changed to a location outside the greater Dallas metropolitan area; or
(iv)any material breach by the advisor of the employment agreement.
30 2024 Proxy Statement

Pay Versus Performance Disclosure

					Value of Initial Fixed $100Investment Based on	Net Income (Loss) Attributable to Common Stockholders in thousands)
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid (3) to PEO	Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid (3) to Non-PEO NEOs	Total Stockholder Return
(a)	(b)	(d)	(f)	(g)	(h)	(i)
2023	$2,413,054	$1,404,138	$1,060,440	$665,107	$0.70	$(193,693)
2022	$1,319,893	$476,646	$492,326	$302,819	$1.60	$(153,204)
2021	$3,763,996	$1,202,262	$1,268,831	$410,127	$3.44	$(267,864)
(1)Mr. Hays was PEO throughout this period.
(2)2023: Messrs. Eubanks and Rose; 2022: Messrs. Eubanks, Nunneley and Rose; 2021: Messrs. Eubanks, Haiman, Nunneley and Welter.
(3)Compensation Actually Paid is the summary compensation table total for the PEO (column (b) above) and average summary compensation table total for the Non-PEO NEOs (column (d) above), as applicable, with the following adjustments to the value of equity adjusted as follows pursuant to Item 402(v)(2)(iii)(C) of Regulation S-K:

	PEO	Non-PEO NEOs
	2023	2023
Summary Compensation Table Total	$2,413,054	$1,060,440
SCT Reversal	$(430,576)	$(190,478)
New awards outstanding	$130,466	$57,715
Change in value of prior-year awards	$(640,838)	$(249,130)
New awards vested during the year	$—	$—
Vested prior-year awards	$(43,812)	$(6,884)
Forfeitures	$(24,155)	$(6,556)
Dividends	$—	$—
Compensation Actually Paid	$1,404,138	$665,107
Relationship Between Compensation Actually Paid (CAP) and Financial Performance Measures in the Pay Versus Performance Table

2024 Proxy Statement 31

Total Shareholder Return is calculated assuming a $100 investment in the Company at the beginning of the period, calculated through the end of the applicable year shown based on the Company's share price and assuming the reinvestment of any dividends during the applicable measurement period.
32 2024 Proxy Statement

PROPOSAL NUMBER TWO-ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
We are providing stockholders an opportunity to cast a non-binding advisory vote on executive compensation (sometimes referred to as "say on pay"). This proposal allows the Company to obtain the views of stockholders on the design and effectiveness of our executive compensation program. Your advisory vote will serve as an additional tool to guide the Compensation Committee and our Board in continuing to improve the alignment of our executive compensation programs with the interests of the Company and our stockholders.
Section 14A of the Exchange Act and related SEC rules require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. We must provide this opportunity to our stockholders at least once every three years; however, following the recommendation of our stockholders, our Board has chosen to hold this vote every year.
In deciding how to vote on this proposal, the Board encourages you to read the Executive Compensation section of this proxy statement. The Board recommends that stockholders vote "FOR" approval of the following resolution:
"RESOLVED, that the Company's stockholders hereby approve, on an advisory basis, the compensation of the named executive officers of Ashford Hospitality Trust, Inc. as disclosed in the Company's proxy statement for the 2024 annual meeting of stockholders, in accordance with the SEC's compensation disclosure rules."
Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our Board. However, the Compensation Committee will take into account the outcome of this advisory vote when considering future executive compensation decisions.
The Board unanimously recommends a vote FOR approval of Proposal Number Two, advisory approval of our executive compensation.
2024 Proxy Statement 33

PROPOSAL NUMBER THREE-RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT AUDITORS
We are asking our stockholders to ratify our Audit Committee's appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024. BDO USA, P.C. has served as the Company's auditor since 2015. Stockholder ratification of the selection of BDO USA, P.C. as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the selection of BDO USA, P.C. to our stockholders for ratification as a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Our Audit Committee is responsible for appointing, retaining, setting the compensation of, and overseeing the work of our independent registered public accounting firm. Our Audit Committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee approved all fees paid to BDO USA, P.C. since their appointment with no reliance placed on the de minimis exception established by the SEC for approving such services.
Audit Committee Report
Our Audit Committee is governed by a written charter adopted by our Board and is composed of three independent directors, each of whom has been determined by our Board to be independent in accordance with the rules of the NYSE.
The following is our Audit Committee's report in its role as the overseer of the integrity of our financial statements, the financial reporting process, our independent auditor's performance, including their qualification and independence, and our compliance with legal and regulatory requirements. In carrying out its oversight responsibilities, our Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the outside auditor's work. This report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act or incorporated by reference in any document so filed.
The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee meetings include, whenever appropriate, executive sessions with the independent auditors and with the Company's internal auditors, in each case without the presence of management.
The Audit Committee has reviewed and discussed the consolidated financial statements of the Company as of and for the year ended December 31, 2023 with management of the Company and BDO USA, P.C., the Company's independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of the Company's disclosure controls and procedures; evaluating the effectiveness of the Company's internal control over financial reporting; and evaluating any change in internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. BDO USA, P.C. is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of the Company's internal control over financial reporting.
Management, with the involvement of our Chief Executive Officer and Chief Financial Officer, has completed an evaluation of the Company's system of internal control over financial reporting as of December 31, 2023 in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. Upon completion of that evaluation, management provided the Audit Committee with, and the Audit Committee reviewed, a written report on the effectiveness of our internal control over financial reporting provided by management. The Audit Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC, as well as BDO USA, P.C.'s Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee our efforts related to its internal control over financial reporting and management's preparation for the evaluation in fiscal year 2023.
The Audit Committee has discussed with BDO USA, P.C. the matters required to be discussed with the independent auditors pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communication with the Audit Committees), including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has received the written disclosures and letter from BDO USA, P.C. to the Audit Committee required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, P.C.'s communications with the Audit Committee concerning independence, and has discussed with BDO USA, P.C. its independence.
34 2024 Proxy Statement

Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

AUDIT COMMITTEE
Sheri L. Pantermuehl, Chair
Frederick J. Kleisner
Alan L. Tallis
Auditor Fees
Services provided by BDO USA, P.C. included the audits of the annual consolidated financial statements of the Company and our subsidiaries. Services also included the review of unaudited quarterly consolidated financial information in accordance with PCAOB standards, review and consultation regarding filings with the SEC and the Internal Revenue Service, and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2023 and 2022, aggregate fees incurred related to our principal accountants, BDO USA, P.C. consisted of the following:

	Year Ended December 31,	Year Ended December 31,
	2023	2022
Audit Fees	$1,608,500	$1,360,400
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$1,608,500	$1,360,400
"Audit Fees" include fees and related expenses for professional services rendered in connection with audits of our annual financial statements and the financial statements of certain of our subsidiaries, reviews of our unaudited quarterly financial information, reporting on the effectiveness of our internal controls over financial reporting and reviews and consultation regarding financial accounting and reporting matters. This category also includes fees for services that generally only the auditor reasonably can provide, such as statutory audits, comfort letters, consents, and assistance with review of our filings with the SEC.
"Audit-Related Fees" include fees and related expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees.
"Tax Fees" include fees and related expenses billed for tax compliance services and federal and state tax advice and planning.
"All Other Fees" include fees and related expenses for products and services that are not Audit Fees, Audit-Related Fees or Tax Fees.
Representatives of BDO USA, P.C. will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
The Board unanimously recommends a vote FOR approval of Proposal Number Three, the ratification of the appointment of BDO USA, P.C. as our independent auditors for the fiscal year ending December 31, 2024.
2024 Proxy Statement 35

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of March 14, 2024 regarding the ownership of our equity securities by (i) each person known to us who beneficially owns, directly or indirectly, more than five percent of our outstanding shares of voting stock, (ii) each of our directors and our named executive officers and (iii) all of our directors and executive officers as a group. In accordance with SEC rules, each listed person's beneficial ownership includes: (i) all shares the person owns beneficially; (ii) all shares over which the person has or shares voting or dispositive control; and (iii) all shares the person has the right to acquire within 60 days. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares of our voting stock shown to be beneficially owned by such person or entity. As of March 14, 2024, we had an aggregate of 39,708,792 shares of voting stock outstanding, consisting of 39,708,792 shares of our common stock. Except as indicated in the footnotes to the table below, the address of each person listed below is the address of our principal executive office, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
Security Ownership of Management and Directors

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Monty J. Bennett	145,050	(3)	*
Benjamin J. Ansell, M.D.	75,829		*
Amish Gupta	24,795		*
Kamal Jafarnia	23,987		*
David W. Johnson	—		*
Frederick J. Kleisner	23,462		*
Sheri L. Pantermuehl	23,653		*
Davinder "Sonny" Sra	20,133		*
Alan L. Tallis	28,552		*
Deric S. Eubanks	36,055		*
J. Robison Hays, III	118,912		*
Alex Rose	—		*
All directors, nominees and executive officers as a group (13 persons)	522,048		1.3%
*    Denotes less than 1.0%.
(1)Assumes that all common units of our operating partnership held by such person or group of persons are redeemed for common stock based on the applicable exchange ratio as of March 14, 2024, which was one share of our common stock per common unit, and includes all restricted stock grants made since our initial public offering through March 14, 2024. All such stock grants typically vest over a period of time generally commencing on the date of their issuance. The number includes LTIP units in our operating partnership that have achieved economic parity with the common units as of March 14, 2024 but excludes any LTIP units (including Performance LTIPs) issued subsequent to March 14, 2024 or that have not yet achieved economic parity or PSUs, LTIP units or Performance LTIPs that have not yet vested. All LTIP units that have achieved economic parity with the common units are, subject to certain time-based and/or performance-based vesting requirements, convertible into common units, which may be redeemed for either cash or, at our sole discretion, up to one share of our common stock.
(2)As of March 14, 2024, there were outstanding and entitled to vote 39,708,792 shares of common stock. The total number of shares outstanding used in calculating the percentage for each person assumes that operating partnership common units held by such person and LTIP units held by such person that have achieved economic parity with the common units are redeemed for common stock, using the conversion ratio effective as of the record date, but none of the operating partnership units held by other persons are redeemed for common stock.
(3)Includes 9,431 common units held directly by Ashford Financial Corporation, 50% of which is owned by Mr. Monty J. Bennett. Mr. Monty J. Bennett disclaims beneficial ownership in excess of his pecuniary interest in such common units.
36 2024 Proxy Statement

Security Ownership of Certain Beneficial Owners
The following table sets forth information as of March 14, 2024 regarding the ownership of our equity securities by the persons known to Ashford Trust to be the beneficial owners of five percent or more of our common stock (our only voting securities), by virtue of the filing of a Schedule 13D or Schedule 13G with the SEC. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of Ashford Trust's common stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Title of Securities	Name of Stockholder	Number of Shares Beneficially Owned	Percent of Class(1)
Common Stock	Värde Partners, L.P.	2,434,064 (2)	7.2%
Common Stock	CastleKnight Master Fund LP	2,420,000 (3)	6.6%
Common Stock	The Vanguard Group	1,868,681 (4)	5.41%
Common Stock	Brookfield Asset Management Inc.	1,810,890 (5)	5.3%
Common Stock	Charles Schwab Investment Management, Inc.	1,786,284 (6)	5.18%
(1)As of March 14, 2024, there were outstanding and entitled to vote 39,708,792 shares of common stock.
(2)Based on information provided by Värde Partners, L.P. in a Schedule 13G ﬁled with the SEC on February 14, 2022. Per such Schedule 13G, Värde Partners, L.P. has shared voting power over all of such shares and shared dispositive power of all of such shares. The principal business address of Värde Partners, L.P. is 901 Marquette Ave S, Suite 3300, Minneapolis, MN 55402.
(3)Based on information provided by CastleKnight Master Fund LP in a Schedule 13G ﬁled with the SEC on January 5, 2024. Per such Schedule 13G, CastleKnight Master Fund LP has shared voting power over all of such shares and shared dispositive power of all of such shares. The principal business address of CastleKnight Master Fund LP is Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104 Cayman Islands.
(4)Based on information provided by The Vanguard Group in a Schedule 13G ﬁled with the SEC on February 13, 2024. Per such Schedule 13G, The Vanguard Group has sole dispositive power of 1,855,437 shares and shared dispositive power of 13,244 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)Based on information provided by Brookﬁeld Asset Management Inc. in a Schedule 13G ﬁled with the SEC on February 14, 2022. Per such Schedule 13G, Brookﬁeld Asset Management Inc. has sole voting power over all of such shares and sole dispositive power of all of such shares. The principal business address of Brookﬁeld Asset Management Inc. is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.
(6)Based on information provided by Charles Schwab Investment Management, Inc. in a Schedule 13G ﬁled with the SEC on February 9, 2024. Per such Schedule 13G, Charles Schwab Investment Management, Inc. has sole voting power over all of such shares and sole dispositive power of all of such shares. The principal business address of Charles Schwab Investment Management, Inc. is 211 Main Street, San Francisco, CA 94105.
Delinquent Section 16(a) Reports
Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2023 the Company's officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).
2024 Proxy Statement 37

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
This section of the proxy statement describes certain relationships and related person transactions we have that could give rise to conflicts of interest. A "related transaction" is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, since the beginning of our last fiscal year or currently proposed, in which: (i) our Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any related person had or will have a direct or indirect material interest.
A "related person" means: (i) any director, director nominee or executive officer of the Company, (ii) any person known to the Company to be the beneficial owner of more than 5% of its outstanding voting stock at the time of the transaction, (iii) any immediate family member of either of the foregoing, or (iv) a firm, corporation or other entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has at least a 10% equity interest.
Conflict of Interest Policies
We take conflicts of interest seriously and aim to ensure that transactions involving conflicts or potential conflicts are thoroughly examined and only approved by independent Board members.
Because we could be subject to various conflicts of interest arising from our relationships with Braemar and Ashford Inc., including its subsidiaries, their respective affiliates and other parties, to mitigate any potential conflicts of interest, we have adopted a number of policies governing conflicts of interest. As described further in "Board of Directors and Committees-Board Member Independence" above, our bylaws require that, at all times, a majority of our Board be independent directors, and our Corporate Governance Guidelines require that two-thirds of our Board be independent directors at all times that we do not have an independent chairman.
Our Corporate Governance Guidelines provide that, in order to mitigate potential conflicts of interest, any waiver, consent, approval, modification, enforcement, or elections which the Company may make pursuant to any agreement between the Company, on the one hand, and any of the following entities, on the other hand, shall be within the exclusive discretion and control of a majority of the independent directors: (a) Braemar or any of its subsidiaries; (b) Ashford Inc. or any of its subsidiaries; (c) any entity controlled by Mr. Monty J. Bennett and/or Mr. Archie Bennett, Jr.; and (d) any other entity advised by Ashford Inc. or its subsidiaries.
Additionally, our Board has adopted our Code of Business Conduct and Ethics, which includes a policy for review of any transactions in which an individual's private interests may interfere or conflict in any way with the interests of the Company. Pursuant to the Code of Business Conduct and Ethics, employees must report any actual or potential conflict of interest involving themselves or others to our Executive Vice President, General Counsel and Secretary. Directors must make such report to our Executive Vice President, General Counsel and Secretary or the Chairman of the Nominating and Corporate Governance Committee. Officers must make such report to the Chairman of the Nominating and Corporate Governance Committee.
Our Related Party Transactions Committee is a committee composed of three independent directors and is tasked with reviewing any transaction in which our officers, directors, Ashford Inc. or Braemar or their officers, directors or respective affiliates have an interest, including our advisor or any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny a new proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to our independent directors on past approved related party transactions. Finally, our directors also are subject to provisions of Maryland law that address transactions between Maryland corporations and our directors or other entities in which our directors have a material financial interest. Such transactions may be voidable under Maryland law, unless certain safe harbors are met. Our charter contains a requirement, consistent with one such safe harbor, that any transaction or agreement involving us, any of our wholly owned subsidiaries or our operating partnership and a director or officer or an affiliate or associate of any director or officer requires the approval of a majority of disinterested directors.
Our Relationship and Agreements with Ashford Inc. and its Subsidiaries
On November 12, 2014, we completed a spin-off of our asset management and advisory business from our hospitality investment business into Ashford Inc. In connection with that spin-off, we entered into an advisory agreement with Ashford Inc., pursuant to which Ashford Inc. (through its operating company, Ashford LLC) serves as our advisor and is responsible for implementing our investment strategies and decisions and managing our day-to-day operations, in each case subject to the supervision and oversight of our Board. Ashford Inc. may also perform similar services for new or existing platforms created by us, Ashford Inc. or Braemar. In addition, we have entered into other agreements with Ashford Inc. and its subsidiaries, which are described below.
Our Chairman, Mr. Monty J. Bennett, also serves as Chairman and Chief Executive Officer of Ashford Inc. As of March 14, 2024, Mr. Monty J. Bennett may be deemed to beneficially own approximately 3,055,131 shares of Ashford Inc.'s common stock (consisting of common stock, vested LTIPs achieving parity with the common units, vested options and Class 2 LTIPs to purchase common stock, and common units in Ashford Inc.'s operating company which are redeemable for cash or, at the option of Ashford Inc., for shares of Ashford Inc.'s common stock on a one-for-one basis, and inclusive of approximately 2,093,502 shares of Ashford Inc.'s common stock issuable in the aggregate upon conversion of 9,279,300 shares of Ashford Inc.'s Series D Cumulative Convertible Preferred Stock (the "Series D Convertible Preferred Stock"), along with all unpaid accrued and accumulated dividends thereon, beneficially owned by Mr. Monty J. Bennett as of such date, each of which shares of Series D Convertible Preferred Stock is convertible into shares of Ashford Inc. common stock at a conversion ratio equal to the liquidation price of a share of Series D Convertible Preferred Stock
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(which is $25) divided by $117.50). In accordance with SEC rules, Mr. Monty J. Bennett may be deemed to beneficially own approximately 52.9% of Ashford Inc.'s common stock.
As of March 14, 2024, Mr. Monty J. Bennett's father, Mr. Archie Bennett, Jr., our Chairman Emeritus, is deemed to beneficially own approximately 2,264,122 shares of Ashford Inc.'s common stock (consisting of common stock and common units in Ashford Inc.'s operating company redeemable for cash or, at the option of Ashford Inc., into shares of Ashford Inc.'s common stock on a one-for-one basis, inclusive of approximately 2,138,624 shares of Ashford Inc.'s common stock issuable in the aggregate upon conversion of 9,479,300 shares of Ashford Inc.'s Series D Convertible Preferred Stock, along with all unpaid accrued and accumulated dividends thereon, beneficially owned by Mr. Archie Bennett, Jr. as of such date). In accordance with SEC rules, Mr. Archie Bennett, Jr. may be deemed to beneficially own approximately 42.4% of Ashford Inc.'s common stock.
All of our named executive officers are executive officers or employees of Ashford Inc. and we have one common director with Ashford Inc., Mr. Monty J. Bennett, Chairman of our Board and Chairman of Ashford Inc. As of March 14, 2024, our directors and named executive officers and their immediate family members (other than Mr. Monty J. Bennett, who is our Chairman, and Mr. Archie Bennett, Jr., who is our Chairman Emeritus and Mr. Monty J. Bennett's father, each of whose beneficial ownership in Ashford Inc. is disclosed above) collectively may be deemed to beneficially own 526,827 shares of Ashford Inc.'s common stock. In accordance with SEC rules, our directors and executive officers and their immediate family members (other than Mr. Monty J. Bennett and Mr. Archie Bennett, Jr.) may be deemed to beneficially own approximately 14.9% of Ashford Inc.'s common stock.
The fees due to Ashford Inc. and its subsidiaries pursuant to the agreements described below are paid by us to Ashford Inc. or its subsidiaries, and Mr. Monty J. Bennett, Mr. Archie Bennett, Jr., our directors and executive officers and their immediate family members will benefit, as stockholders of Ashford Inc., from the payment by us of such fees to Ashford Inc. or its subsidiaries.
Our Board of Directors has the authority to make annual cash and equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-executive directors, based on our achievement of certain financial and other hurdles established by our Board of Directors. In March 2024, we awarded deferred cash awards to certain Ashford Inc.'s executives valued at approximately $9.6 million and deferred cash awards to Ashford Inc.'s non-executive employees valued at approximately $3.6 million.
Advisory Agreement
Ashford LLC, a subsidiary of Ashford Inc., acts as our advisor (the "Advisor"). Our advisory agreement with the Advisor has an initial ten-year term, which expires on January 14, 2031 and is subject to an extension by the Advisor for up to seven successive additional ten-year renewal terms thereafter. The Advisor is entitled to receive from us, on a monthly basis, an annual base fee, in an amount equal to 1/12th of (i) 0.70% or less of our total market capitalization plus (ii) a net asset fee adjustment (as described below), subject to a minimum monthly fee. The net asset fee adjustment is an amount equal to (i) the product of the Sold Non-ERFP Asset Amount (as more particularly defined in the advisory agreement, but generally equal to the net sales prices of real property (other than any hotel assets purchased pursuant to the enhanced return funding program described below) sold or disposed of after the date of the ERFP Agreement, commencing with and including the first such sale) and 0.70% plus (ii) the product of the Sold ERFP Asset Amount (as more particularly defined in the advisory agreement, but generally equal to the net sales prices of hotel assets purchased pursuant to the enhanced return funding program described below and then sold or disposed of by us after the date of the ERFP Agreement, commencing with and including the first such sale) and 1.07%. As a result of these provisions, in the event that we dispose of hotel properties in the future, we will continue to pay advisory fees to the Advisor in respect of hotel properties that we have sold. The Advisor may also be entitled to receive an incentive fee from us based on our performance, as measured by our total annual stockholder return compared to a defined peer group. For the years ended December 31, 2023 and 2022, we paid the Advisor a base fee of approximately $33.1 million and $34.8 million, respectively.
In addition, the Advisor is entitled to receive directly or to be reimbursed, on a monthly basis, for all expenses paid or incurred by the Advisor or its affiliates on our behalf or in connection with the services provided by the Advisor pursuant to the advisory agreement, which includes our pro rata share of Ashford Inc.'s office overhead and administrative expenses incurred in providing its duties under the advisory agreement. For the years ended December 31, 2023 and 2022, we reimbursed the Advisor for expenses paid or incurred on our behalf totaling approximately $12.5 million and $9.9 million, respectively.
Our Board has the authority to make annual equity awards to the Advisor or directly to its employees, officers, consultants and non-executive directors, based on our achievement of certain financial and other hurdles established by our Board. For the years ended December 31, 2023 and 2022, we incurred equity-based compensation expense of $3.3 million and $5.2 million, respectively, related to grants of equity awards to employees and officers of the Advisor, some of whom were also our executive officers.
The Advisor is also entitled to receive a termination fee from us under certain circumstances upon the termination of our advisory agreement, and upon certain events that would if consummated result in a change of control of us, to escrow funds that belong to us to secure our obligation to pay the termination fee. In the event the termination fee is payable under our advisory agreement, we will be required to pay the Advisor or its subsidiaries a termination fee equal to: (a) 1.1 multiplied by the greater of (i) 12 times the net earnings of the Advisor for the 12-month period preceding the termination date of the advisory agreement; (ii) the earnings multiple (calculated as the Advisor's total enterprise value on the trading day immediately preceding the day the termination notice is given to the Advisor divided by the Advisor's most recently reported adjusted EBITDA) for the Advisor's common stock for the 12-month period preceding the termination date of the advisory agreement multiplied by the net earnings of the Advisor for the 12-month period preceding the termination date of the advisory agreement; or (iii) the simple average of the earnings multiples for each of the three fiscal years preceding the termination of the advisory agreement (calculated as the Advisor's total enterprise value on the last trading day of each of the three preceding fiscal years divided by, in each case, Advisor's adjusted EBITDA for the same periods), multiplied
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by the net earnings of the Advisor for the 12-month period preceding the termination date of the advisory agreement; plus (b) an additional amount such that the total net amount received by the Advisor after the reduction by state and federal income taxes at an assumed combined rate of 40% on the sum of the amounts described in (a) and (b) shall equal the amount described in (a); provided, that notwithstanding the foregoing, the minimum amount of any termination fee received by the Advisor calculated as of any date of determination shall be the greater of (i) the fee that would have been payable had such termination fee been calculated as of December 31, 2023 and (ii) the fee calculated as of such date of determination.
In accordance with our advisory agreement, the Advisor, or entities in which the Advisor has an interest, have a right to provide products or services to our hotels at market rates, provided such transactions are evaluated and approved by our independent directors. We believe that this arrangement gives us a competitive advantage, as our advisor's relationships with such product and service providers often results in preferred pricing, premium service, and other benefits for our hotels. We also anticipate that this arrangement will facilitate better long-term quality control and accountability.
If the Advisor is requested, by our independent directors, to perform services outside the scope of the advisory agreement, we are obligated to pay separately for such services.
On September 27, 2022, an agreement was entered into by Ashford Inc., Ashford Trust and Braemar pursuant to which the Advisor is to implement the REITs cash management strategies. This will include actively managing the REITs excess cash by primarily investing in short-term U.S. Treasury securities. The annual fee is 20 basis points (“bps”) of the average daily balance of the funds managed by the advisor and is payable monthly in arrears.
On January 14, 2021, we entered into the Second Amended and Restated Advisory Agreement with Ashford LLC (the “Second Amended and Restated Advisory Agreement”). The Second Amended and Restated Advisory Agreement amends and restates the terms of the Amended and Restated Advisory Agreement, dated June 10, 2015, as amended by the Enhanced Return Funding Program Agreement (the "ERFP Agreement") and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated as of June 26, 2018 to, among other items: (i) revise the term and termination rights; (ii) fix the percentage used to calculate the base fee thereunder at 0.70% per annum; (iii) update the list of peer group members; (iv) suspend the requirement that we maintain a minimum Consolidated Tangible Net Worth (as defined in the Second Amended and Restated Advisory Agreement) until the first fiscal quarter beginning after June 30, 2023; and (v) revise the criteria that would constitute a Company Change of Control (as defined in the Second Amended and Restated Advisory Agreement) in order to provide us additional flexibility to dispose of underperforming assets. In connection with the transactions contemplated by the Oaktree Credit Agreement on January 15, 2021, we entered into a Subordination and Non-Disturbance Agreement with Ashford Inc. and Oaktree pursuant to which we agreed to subordinate to the prior repayment in full of all obligations under the Oaktree Credit Agreement: (1) prior to the later of: (i) the second anniversary of the Oaktree Credit Agreement; and (ii) the date accrued interest “in kind” is paid in full, advisory fees (other than reimbursable expenses) in excess of 80% of such fees paid during the fiscal year ended December 31, 2019; (2) any termination fee or liquidated damages amounts under the advisory agreement, or any amount owed under the enhanced return funding program in connection with the termination of the advisory agreement or sale or foreclosure of assets financed thereunder; and (3) any payments to Lismore in connection with the transactions contemplated by the Oaktree Credit Agreement.
On March 15, 2022, we entered into a Limited Waiver Under Advisory Agreement (the “2022 Limited Waiver”) with Ashford Trust OP, Ashford TRS, Ashford Inc. and Ashford LLC. The Company, Ashford Trust OP, Ashford TRS and the Advisor are parties to the Second Amended and Restated Advisory Agreement, which (i) allocates responsibility for certain employee costs between us and our advisor and (ii) permits our board of directors to issue annual equity awards in the Company or Ashford Trust OP to employees and other representatives of our advisor based on achievement by the Company of certain financial or other objectives or otherwise as our board of directors sees fit. Pursuant to the 2022 Limited Waiver, the Company, Ashford Trust OP, Ashford TRS and the Advisor waived the operation of any provision in the advisory agreement that would otherwise have limited our ability, in our discretion and at our cost and expense, to award during the first and second fiscal quarters of calendar year 2022 cash incentive compensation to employees and other representatives of our advisor; provided that such awarded cash incentive compensation does not exceed $8.5 million, in the aggregate, during the waiver period.
On March 2, 2023, we entered into a second Limited Waiver Under Advisory Agreement (the “2023 Limited Waiver”) with Ashford Trust OP, Ashford TRS, Ashford Inc. and Ashford LLC. Pursuant to the 2023 Limited Waiver, the Company, Ashford Trust OP, Ashford TRS and the Advisor waived the operation of any provision in the advisory agreement that would otherwise limit our ability, in our discretion and at our cost and expense, to award during the first and second fiscal quarters of calendar year 2023 cash incentive compensation to employees and other representatives of our advisor; provided that such awarded cash incentive compensation does not exceed $13.1 million, in the aggregate, during the waiver period.
On March 11, 2024, we entered into a Limited Waiver Under Advisory Agreement with Ashford Inc. and Ashford LLC (the “2024 Limited Waiver”). Pursuant to the 2024 Limited Waiver, the Company, Ashford Trust OP, Ashford TRS and the Advisor waive the operation of any provision in our advisory agreement that would otherwise limit the ability of the Company in its discretion, at the Company’s cost and expense, to award during calendar year 2024, cash incentive compensation to employees and other representatives of the Advisor.
On March 12, 2024, we entered into the Third Amended and Restated Advisory Agreement with Ashford LLC (the “Third Amended and Restated Advisory Agreement”). The Third Amended and Restated Advisory Agreement amends and restates the terms of the Second Amended and Restated Advisory Agreement, dated January 14, 2021, to, among other items: (i) require the Company pay the Advisor the Portfolio Company Fee (as defined in the Third Amended and Restated Advisory Agreement) upon certain specified defaults under the Company’s loan agreements resulting in the foreclosure of the Company’s hotel properties, (ii) provide that there
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shall be no additional payments to the advisor from the amendments to the master hotel management agreement with Remington Hospitality and the master project management agreement with Premier until the Oaktree Credit Agreement is paid in full, and limits, for a period of two years thereafter, the incremental financial impact to no more than $2 million per year in additional payments to the advisor from such amendments, (iii) reduces the Consolidated Tangible Net Worth covenant (as defined in the Third Amended and Restated Advisory Agreement) to $750 million (plus 75% of net equity proceeds received) from $1 billion (plus 75% of net equity proceeds received), (iv) revise the criteria that would constitute a Company Change of Control, (v) revise the definition of termination fee to provide for a minimum amount of such termination fee and (vi) revise the criteria that would constitute a voting control event.
Stirling Contribution Agreement

On December 6, 2023 (the “Closing”), Ashford Hospitality Limited Partnership and Ashford TRS Corporation, each a subsidiary of the Company (together, the “Contributor”), entered into a Contribution Agreement with Stirling REIT OP, LP (the “Stirling Operating Partnership”), a subsidiary of Stirling Hotels & Resorts, Inc. (“Stirling Inc.”). Stirling Operating Partnership is also a consolidated subsidiary of the Company for GAAP purposes. Pursuant to the terms of the Contribution Agreement, the Contributor contributed its equity interests, and the associated debt and other obligations, in four hotel assets (the “Initial Portfolio”) to the Stirling Operating Partnership in exchange for 1,400,943 Class I units of the Stirling Operating Partnership. The net contribution value of the Initial Portfolio was approximately $35 million, which represents the appraised value of the Initial Portfolio as provided by an independent third-party appraiser of $56.2 million, the assumption of $30.2 million of existing indebtedness and approximately $9 million of net working capital and reserves.
Pursuant to the Contribution Agreement, the Contributor entered into lock-up agreements with respect to its Class I units that restrict the assignment, sale, and transfer of the units for a period of one year following the Closing. In addition, the Contributor is prohibited from redeeming its Class I units for a period of three years following the Closing. At the end of the three-year period, the Class I units may be redeemed pursuant to the terms of the Amended and Restated Limited Partnership Agreement of the Stirling Operating Partnership and any Class I units converted to shares of Stirling’s Class I common stock may be repurchased by Stirling pursuant to the terms and conditions of its share repurchase plan. In addition, the Contributor has agreed not to withdraw as a participant in the distribution reinvestment plan of the Stirling Operating Partnership, and thereby will automatically reinvest any distributions paid on its Class I units into additional Class I units, through at least December 31, 2024.
In the Contribution Agreement, the Contributor and the Stirling Operating Partnership each made certain customary representations and warranties to one another, including representations relating to its organization, power, and authorization, its execution and delivery of the Contribution Agreement, and the enforceability of the Contribution Agreement. In addition, the Contributor made certain representations and warranties relating to the Initial Portfolio and occupancy agreements applicable to properties contained in the Initial Portfolio, and the Stirling Operating Partnership made certain representations and warranties relating to the Class I units of the Stirling Operating Partnership. The Contribution Agreement also contains customary covenants made by the Contributor and the Stirling Operating Partnership. In addition, the Stirling Operating Partnership is prohibited from selling, transferring or otherwise disposing any portion of the real and personal property in the Initial Portfolio, subject to certain exceptions and limitations, for a period of three years following the Closing.
Under the Contribution Agreement, each of the Contributor and the Stirling Operating Partnership agree to indemnify one another for any breaches of its representations, warranties, covenants and agreements along with any claims relating to the Initial Portfolio that occur during a party’s ownership of such portfolio. The Contribution Agreement also contains a provision requiring the Stirling Operating Partnership to indemnify the Contributor for any third-party claims relating to, arising out of, or in connection with the existing debt documents related to the Initial Portfolio, including any guarantees or environmental-related indemnities therein. In connection with the foregoing, the indemnification obligations of each party are subject to customary limitations and exceptions.
Advisory Agreement with Stirling Operating Partnership
Stirling REIT Advisors, LLC (“Stirling Advisor”), a subsidiary of Ashford Inc., acts as the advisor to the Stirling Operating Partnership. The Advisory Agreement was effective December 6, 2023.
Stirling Advisor is paid an annual management fee (payable monthly in arrears) of 1.25% of aggregate NAV represented by the Class T, Class S, Class D and Class I shares of Stirling Inc. Additionally, to the extent the Stirling Operating Partnership issues Class T, Class S, Class D or Class I operating partnership units to parties other than Stirling Inc., the Stirling Operating Partnership will pay Stirling Advisor a management fee equal to 1.25% of the aggregate NAV of the Stirling Operating Partnership attributable to such Class T, Class S, Class D and Class I operating partnership units not held by Stirling Inc. per annum payable monthly in arrears. No management fee will be paid with respect to Class E shares of Stirling Inc. or Class E units of the Stirling Operating Partnership. The management fee is allocated on a class-specific basis and borne by all holders of the applicable class. The management fee will be paid, at Stirling Advisor’s election, in cash, Class E shares of Stirling Inc. or Class E units of Stirling OP. If Stirling Advisor elects to receive any portion of its management fee in Class E shares or Class E units of the Stirling Operating Partnership, Stirling Inc. may be obligated to repurchase such Class E shares of Stirling Inc. or Class E units of the Stirling Operating Partnership from Stirling Advisor at a later date. Such repurchases will be outside Stirling Inc.’s share repurchase plan and thus will not be subject to the repurchase limits of the share repurchase plan or any early repurchase deduction. For the year ended December 31, 2023, the Stirling Operating Partnership paid the Stirling Advisor a base fee of approximately $67,000.
The Stirling Operating Partnership does not intend to pay Stirling Advisor any acquisition or other similar fees in connection with making investments. The Stirling Operating Partnership will, however, reimburse Stirling Advisor for out-of-pocket expenses in connection with the selection and acquisition of properties and real estate related debt, whether or not such investments are acquired,
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and make payments to third parties in connection with making investments. In addition to organization and offering expense and acquisition expense reimbursements, the Stirling Operating Partnership will reimburse Stirling Advisor for out-of-pocket costs and expenses it incurs in connection with the services it provides to Stirling Inc., including, but not limited to, (i) the actual cost of goods and services used by the Stirling Operating Partnership and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments, (ii) expenses of managing and operating the Stirling Operating Partnership’s properties, whether payable to an affiliate or a non-affiliated person, and (iii) expenses related to personnel of Stirling Advisor performing services for the Stirling Operating Partnership other than those who provide investment advisory services or serve as executive officers of Stirling Inc. For the year ended December 31, 2023, Stirling Operating Partnership reimbursed the Stirling Advisor for expenses paid or incurred on our behalf totaling approximately $10,000.
Stirling Advisor Support

Through December 31, 2024, Stirling Advisor will advance on behalf of Stirling Inc. and Stirling Operating Partnership all expenses in connection with the formation and raising of capital for Stirling Inc. and Stirling Operating Partnership and for certain general and administrative expenses of Stirling Inc. and Stirling Operating Partnership. Stirling Inc. and Stirling Operating Partnership will reimburse Stirling Advisor for all such advanced expenses ratably over the 60 months commencing January 1, 2025. We have agreed with Stirling Advisor to fund 50% of these advanced expenses and will be reimbursed accordingly over the same period of time. As of December 31, 2023, such advanced expenses funded by the Company total approximately $1 million.

Enhanced Return Funding Program Agreement
On June 26, 2018, we entered into the ERFP Agreement with our advisor. The independent members of our Board and the independent directors of the board of directors of Ashford Inc., with the assistance of separate and independent legal counsel, engaged to negotiate the ERFP Agreement on our behalf and Ashford Inc.'s behalf, respectively. Under the ERFP Agreement, Ashford Inc. agreed to provide $50 million to us in connection with our acquisition of hotels recommended by Ashford Inc., with the option to increase the funding commitment to up to 100 million upon mutual agreement by the parties. Ashford Inc. is obligated to provide us 10% of the acquired hotel's purchase price in exchange for furniture, fixtures and equipment ("FF&E"), which is subsequently leased to us rent-free. In connection with our acquisition of the Embassy Suites New York Midtown Manhattan on January 23, 2019, Ashford LLC became obligated to provide us with approximately $19.5 million in exchange for FF&E at our properties. As of March 13, 2020 we had received $8.1 million of cash with respect to certain acquisitions in exchange for FF&E that was subsequently leased back to us rent-free under the ERFP Agreement. Pursuant to an Extension Agreement, dated March 13, 2020, the original obligation to provide the remaining $11.4 million in funding by January 22, 2021 was extended to December 31, 2022. On November 25, 2020, the independent members of our Board granted Ashford Inc., in its sole and absolute discretion, the right to set-off against the Embassy Suites New York Manhattan Times Square remaining ERFP balance, the fees pursuant to our advisory agreement and the Lismore Agreement (as defined below) that have been or may be deferred by Ashford Inc.
On April 20, 2021, the Company delivered written notice of its intention not to renew the ERFP Agreement. As a result, the ERFP Agreement terminated in accordance with its terms on June 26, 2021.
Although the ERFP Agreement terminated in accordance with its terms on June 26, 2021, Ashford LLC remained committed to provide Ashford TRS with approximately $11.4 million related to the Company's acquisition of the Embassy Suites Manhattan hotel (the "ES Manhattan ERFP Balance"), which such hotel constituted an Enhanced Return Hotel Asset (as defined in the ERFP Agreement). On December 16, 2022, the Company entered into a Side Letter with Ashford TRS and our Advisor, pursuant to which the parties agreed that our Advisor would transfer to the Company all right, title and interest held by our Advisor and its subsidiaries in the Hilton Marietta and, in exchange therefor, the Company would forgive, cancel and discharge in full the outstanding ES Manhattan ERFP Balance. On December 16, 2022, our operating partnership entered into an Agreement of Purchase and Sale with Ashford LLC, pursuant to which, effective as of December 16, 2022, our operating partnership acquired one hundred percent (100%) of the equity interests in (i) Marietta Leasehold LP (the "Lessee"), the lessee of the Marietta Hotel, and (ii) Marietta Leasehold GP LLC, the sole general partner of the Lessee and, in exchange therefor, the Company forgave, cancelled and discharged in full the outstanding ES Manhattan ERFP Balance.
In the first quarter of 2023, we purchased FF&E with a net book value of $1.5 million from Ashford Inc. at the fair market value of $450,000 upon expiration of the underlying leases of the FF&E under the ERFP Agreement.
In the fourth quarter of 2023, we purchased FF&E with a net book value of $2.4 million from Ashford Inc. at the fair market value of $630,000 upon expiration of the underlying leases of the FF&E under the ERFP Agreement.
Lismore Agreement
On March 20, 2020, Lismore Capital II LLC (formerly known as Lismore Capital LLC) ("Lismore"), a subsidiary of Ashford Inc., entered into an agreement with the Company to seek modifications, forbearances or refinancings of the Company's loans (as amended and restated on July 1, 2020, the "Lismore Agreement"). The Lismore Agreement expired on April 6, 2022.
Upon entering into the agreement with Lismore, the Company made a payment of $5.1 million. No amounts under this payment can be clawed back. As of December 31, 2022, the Company has paid $5.1 million related to periodic installments of which approximately $5.0 million has been expensed in accordance with the agreement. Additionally, the independent members of the board of directors of
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Ashford Inc. accelerated approximately $506,000 in claw back credit due to Ashford Trust which, absent a waiver, would have occurred occur after the expiration of the Lismore Agreement. Such claw back credit was due to Ashford Trust in connection with certain properties Ashford Trust no longer owns. This amount was offset against base advisory fees. The remaining approximately $149,000 that could be offset against fees under the agreement was offset against the April 2022 base advisory fee payment. Further, the Company has incurred approximately $8.8 million in success fees under the agreement in connection with each signed forbearance or other agreement, of which no amounts are available for claw back. For the year ended December 31, 2022, the Company recognized expense of $768,000.
In June 2023, we entered into various 12-month agreements with Lismore to seek modifications or refinancings of certain mortgage loans of the Company. For the year ended December 31, 2023, we incurred fees of approximately $525,000 to Lismore in nonrefundable work fees and $406,000 of success fees.
In addition to the above agreements, we engage Lismore or its subsidiaries to provide debt placement services and assist with loan modifications on our behalf. During the years ended December 31, 2023 and 2022, we made payments of $1.5 million and $863,000, respectively to Lismore.
Project Management Agreement - Ashford Trust
In connection with Ashford Inc.'s August 8, 2018 acquisition of Premier, we entered into a project management agreement with Premier, pursuant to which Premier provides construction management, interior design, architecture, and the purchasing, expediting, warehousing, freight management, installation and supervision of property and equipment and related services. Pursuant to the design and construction services agreement, we pay Premier: (a) design and construction fees of up to 4% of project costs; and (b) market service fees at current market rates with respect to construction management, interior design, architecture, FF&E purchasing, FF&E expediting/freight management, FF&E warehousing and FF&E installation and supervision. The amount of design and construction service fees incurred by us to Premier for the fiscal years ended December 31, 2023 and 2022 were approximately $21.1 million and $17.5 million, respectively. Additionally, there were other reimbursed expenses related to fixed asset accounting services of approximately $1.9 million in 2024 and $1.3 million in 2023. In March 2024 and 2023, we awarded deferred cash grants to Premier's employees valued at approximately $552,000 and $518,000, respectively.
On March 12, 2024, Ashford Hospitality Limited Partnership entered into an Amended and Restated Master Project Management Agreement with Premier (the “A&R PMA”). The provisions of the A&R PMA are substantially the same as the Master Project Management Agreement dated as of August 8, 2018. The A&R PMA provides for an initial term of ten years as to each hotel governed by the A&R PMA. The term may be renewed by Premier, at its option, for three successive periods of seven years each, and, thereafter, a final term of four years, provided that at the time the option to renew is exercised, Premier is not then in default under the A&R PMA. The A&R PMA also (i) provides that fees will be payable monthly as the service is delivered based on percentage completion; (ii) allows a project management fee to be paid on a development, together with (and not in lieu of) the development fee; and (iii) fixes the fees for FF&E purchasing, expediting, freight management and warehousing at 8%.
Project Management Mutual Exclusivity Agreement
Also, in connection with Ashford Inc.'s August 8, 2018 acquisition of Premier, we and our operating partnership entered into a mutual exclusivity agreement with Premier, pursuant to which we have a first right of refusal to purchase lodging investments identified by Premier and any of its affiliates that meet our investment criteria. We also agreed to hire Premier or its affiliates for the development and construction, capital improvement, refurbishment, and/or project management or other services in connection with any acquisition or investment by us in a hotel, unless our independent directors either (i) unanimously vote not to engage Premier, or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Premier because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Premier or that another manager or developer could perform the duties materially better.
Project Management Agreement - Stirling Operating Partnership
The Master Project Management Agreement provides that Premier shall be paid a project management fee equal to 4% of the total project costs associated with the implementation of the capital improvement budget (both hard and soft) until such time that the capital improvement budget and/or renovation project involves the expenditure of an amount in excess of 5% of the gross revenues of the applicable hotel, whereupon the design project management fee shall be reduced to 3% of the total project costs in excess of the 5% of gross revenue threshold.
The Master Project Management Agreement provides that, Premier shall provide the following services, and shall be paid the following fees: (i) architecture (6.5% of total construction costs, plus reimbursement for all third-party, out-of-pocket costs and expenses of mechanical, electrical and structural engineering services utilized in providing architectural services for project management work); (ii) construction management for projects without a general contractor (10% of total construction costs); (iii) interior design (6% of the purchase price of FF&E designed or selected by Premier); (iv) FF&E purchasing (8% of the purchase price of the FF&E purchased by Premier; provided that if the purchase price exceeds $2.0 million for a single hotel in a calendar year, then the procurement fee is reduced to 6% of the FF&E purchase price in excess of $2.0 million for such hotel in such calendar year); (v) freight expediting (8% of the cost of expediting FF&E); (vi) warehousing (8% of the cost of warehousing goods delivered to the job site); and (vii) development (4% of total project costs).
Hotel Management Agreement
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Our operating partnership previously entered into a master hotel management agreement with Remington Lodging, pursuant to which Remington Lodging provided us with hotel management services and project management services with respect to hotels owned or leased by us. In connection with Ashford Inc.'s August 8, 2018 acquisition of Premier, our operating partnership and Remington Lodging entered into an amended and restated hotel management agreement, pursuant to which Remington Lodging provides hotel management services to a significant number of our hotels, including hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures) and related services. In connection with Ashford Inc.'s November 6, 2019 acquisition of Remington Lodging, Remington Hospitality became a subsidiary of Ashford Inc., and the master hotel management agreement between our operating partnership and Remington Hospitality, from and after November 6, 2019 a subsidiary of Ashford Inc., remains in effect. At December 31, 2023, Remington Hospitality managed 61 of our 90 hotel properties and three of the four Stirling Operating Partnership hotel properties.
We pay monthly hotel management fees equal to the greater of approximately $17,000 per hotel (increased annually based on consumer price index adjustments) or 3% of gross revenues as well as annual incentive management fees, if certain operational criteria were met, and other general and administrative expense reimbursements primarily related to accounting services.
On March 12, 2024, Ashford TRS Corporation entered into a Second Consolidated, Amended and Restated Hotel Master Management Agreement with Remington Hospitality (the “Second A&R HMA”). The provisions of the Second A&R HMA are substantially the same as in the Consolidated, Amended and Restated Hotel Master Management Agreement, dated as of August 8, 2018. The Second A&R HMA provides for an initial term of ten years as to each hotel governed by the Second A&R HMA. The term may be renewed by Remington Hospitality, at its option, for three successive periods of seven years each, and, thereafter, a final term of four years, provided that at the time the option to renew is exercised, Remington Hospitality is not then in default under the Second A&R HMA. The Second A&R HMA also provides that Remington Hospitality may charge market premiums for its self-insured health plans to its hotel employees, the cost of which is an operating expense of the hotel properties.
The amount of hotel management fees incurred by us to Remington Hospitality for the fiscal year ended December 31, 2022 was approximately $29.9 million which includes approximately $23.9 million of base management fees and approximately $6.0 million of incentive fees. Additionally, there were other reimbursed expenses of approximately $19.9 million. In March 2023, we awarded deferred cash grants to Remington Hotels’ employees valued at approximately $741,000.
The amount of hotel management fees incurred by us to Remington Hospitality for the fiscal year ended December 31, 2023 was approximately $35.5 million which includes approximately $30.8 million of base management fees and approximately $4.7 million of incentive fees. Additionally, there were other reimbursed expenses of approximately $22.1 million. In March 2024, we awarded deferred cash grants to Remington Hospitality employees valued at approximately $878,000.
Hotel Management Mutual Exclusivity Agreement
We and our operating partnership have an amended and restated mutual exclusivity agreement with Remington Hospitality and Remington Holdings, L.P. ("Remington Holdings") and our Chairman, Mr. Monty J. Bennett, and his father, our Chairman Emeritus, Mr. Archie Bennett, Jr., pursuant to which we have a first right of refusal to purchase lodging investments identified by Remington Hospitality that do not meet the investment criteria of Braemar. We also agreed to hire Remington Hospitality or its affiliates for the management of any hotel which is part of an investment we elect to pursue, unless our independent directors either (i) unanimously vote not to engage Remington Hospitality, or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington Hospitality because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington Hospitality or that another manager or developer could perform the duties materially better. In connection with Ashford Inc.'s November 6, 2019 acquisition of Remington Hospitality, Remington Hospitality became a subsidiary of Ashford Inc., and the master hotel management agreement between our operating partnership and Remington Hospitality remains in effect.
Cash Management Strategy With Ashford Inc.
In August 2022, given the recent increases in interest rates on short-term U.S. Treasury securities, the independent members of our board of directors approved the engagement of Ashford Inc. to proactively manage and invest the Company's excess cash in short-term U.S. Treasury securities (the "Cash Management Strategy"). As consideration for the Advisor's services under this engagement, the Company will pay the Advisor an annual fee equal to 20 basis points (0.20%) of the average daily balance of the Company's excess cash invested by the Advisor (the "Cash Management Fee") in this strategy. The Cash Management Fee will be calculated and payable monthly in arrears. Investment of the Company's excess cash pursuant to the Cash Management Strategy commenced in October 2022.
Agreement with Warwick Insurance Company
On November 29, 2023, the board of directors approved us to procure a casualty insurance policy from Warwick Insurance Company, LLC (“Warwick”), an insurance subsidiary of Ashford Inc., which is licensed by the Texas Department of Insurance. The policy became effective on December 19, 2023.
Pursuant to our hotel management agreements with each hotel management company, we bear the economic burden for casualty insurance coverage. Under our advisory agreement, Ashford Inc. secures casualty insurance policies to cover us, Braemar, Stirling Operating Partnership, their hotel managers, as needed, and Ashford Inc. The total loss estimates included in such policies are based on the collective pool of risk exposures from each party. Ashford Inc. has managed the casualty insurance program and beginning in
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December 2023, Warwick provides and manages the general liability, workers’ compensation and business automobile insurance policies within the casualty insurance program. Each year Ashford Inc. collects funds from us, Braemar, Stirling Operating Partnership and their respective hotel management companies, to fund the casualty insurance program as needed, on an allocated basis.
Master Services Agreement
On June 5, 2023, the board of directors unanimously approved the Company's use of Ashford Inc.'s non-exclusive master services agreement partnerships with Evolution Parking and Guest Services and Parking Management Company as preferred parking vendors for the Company. The agreement has a three-year initial term with two three-year extension options. Ashford Inc. will receive a one-time bonus of $85,000 and annual rebate of $124,000.
Ashford Inc. Interest in Certain Entities
The table below sets forth the entities in which Ashford Inc. had an interest as of December 31, 2023 with which we or our hotel properties contracted for products and services (other than advisory services pursuant to the Advisory Agreement), the approximate amounts paid or retained by us for those services, Ashford Inc.'s interests in such entities (excluding the impact of the 0.2% minority interest in Ashford Hospitality Holdings LLC, a subsidiary of Ashford Inc., not held by Ashford Inc.), and the number of board seats Ashford Inc. has on such companies' boards, such board seats being filled by directors or officers of us and/or directors, officers or employees of Ashford Inc.

Company	Product or Service	Amounts Paid by/(Retained by) Us for Products or Services in 2023	Ashford Inc. Interest	Ashford Inc. Board Seats/Board Seats Available
OpenKey(1)	Mobile key app	$122,000	77%	1/3
Pure Wellness(2)	Hypoallergenic premium rooms	$1,393,000	70%	2/3
Lismore Capital(3)	Debt placement and related services	$2,444,000	100%	N/A
INSPIRE(4)	Audio visual commissions	$(9,955,000)	100%	N/A
Ashford LLC	Insurance claims services	$9,000	100%	N/A
Premier(5)	Design and construction services	$22,961,000	100%	N/A
Remington Hospitality(6)	Hotel management services	$57,587,000	100%	N/A
Real Estate Advisory Holdings LLC(7)	Debt placement/real estate brokerage	$—	30%	1/3
Ashford Securities LLC(8)	Capital raise services/Dealer manager fees	$5,120,000	100%	2/2
Ashford LLC(9)	Casualty insurance	$142,000	100%	N/A
(1)As of December 31, 2023, Ashford Trust held a 15.1% noncontrolling interest in OpenKey, Inc. ("OpenKey"), and Braemar held a 7.9% noncontrolling interest in OpenKey. Ashford Inc., Ashford Trust, and Braemar loaned $2.9 million, $0 and $238,000, respectively, to OpenKey during the year ended December 31, 2023. Pursuant to the Voting Agreement, dated as of March 8, 2016, Ashford Lending Corporation or its aﬃliates may designate one member of the board of directors of OpenKey, and the holders of a majority of OpenKey's Voting Series A Preferred Stock not held by any affiliate of Ashford Inc. may appoint an additional director.
(2)On April 6, 2017, a subsidiary of Ashford Inc. acquired substantially all of the assets and certain liabilities of PRE Opco, LLC ("Pure Wellness"), a New York limited liability company that provides hypoallergenic premium room products and services to hotels and other venues, including hotels owned by us and our affiliates.
(3)On November 1, 2019, Lismore Capital II LLC (formerly known as Lismore Capital LLC ("Lismore Capital")), a wholly-owned subsidiary of our advisor, was formed in order to oﬀer debt placement and related services to our aﬃliates of Ashford Trust, Braemar and third parties. On March 20, 2020, Lismore Capital entered into the Ashford Trust Agreement and Braemar Agreement, respectively, to provide modiﬁcation, forbearance and reﬁnancing services to Ashford Trust and Braemar, respectively. On July 1, 2020, Lismore and Ashford Trust amended and restated the Ashford Trust Agreement with an effective date of April 6, 2020.
(4)On November 1, 2017, a subsidiary of Ashford Inc. acquired an 85% controlling interest in a privately held company that conducts the business of Inspire Event Technologies Holdings, LLC (f/k/a Presentation Technologies LLC; "INSPIRE") in the United States, Mexico, and the Dominican Republic. On March 1, 2019, INSPIRE acquired a privately-held company that conducts the business of BAV Services in the United States ("BAV") for approximately $9.0 million excluding contingent consideration and transaction costs. BAV is an audio visual rental, staging, and production company, focused on meeting and special event services. As a result of the acquisition, Ashford Inc.'s ownership interest in INSPIRE increased from 85% to approximately 88%. On December 31, 2020, Ashford Inc. acquired all of the redeemable noncontrolling interests in INSPIRE for $150,000. As a result of the acquisition, Ashford Inc.'s ownership in INSPIRE increased to 100%. INSPIRE provides an integrated suite of audio-visual services, including event, hospitality, and creative services to its customers in various venues including hotels and convention centers in the United States, Mexico, and the Dominican Republic. INSPIRE primarily contracts directly with third-party customers to whom it provides audio visual services. The gross revenue from these customers is generally collected by the hotels and the hotels retain an agreed commission and then remit the balance to INSPIRE. The amount above reﬂects the commission "retained by" Ashford Trust and Braemar hotels.
(5)On August 8, 2018, Ashford Inc. completed the acquisition of Premier, the project management business formerly conducted by certain aﬃliates of Remington, for a total transaction value of $203 million. The purchase price was paid by issuing 8,120,000 shares of Ashford Inc.'s Series B Convertible Preferred Stock to the sellers of Premier, primarily MJB Investments, LP (which is wholly-owned by Mr. Monty J. Bennett, our Chairman and the Chief Executive Oﬃcer and Chairman of Ashford Inc.), and his father Mr. Archie Bennett, Jr., our Chairman Emeritus. The Series B Convertible Preferred Stock had a conversion price of $140 per share and would convert into 1,450,000 shares of Ashford Inc.'s common stock. The $23.0 million amount disclosed above includes approximately $1.9 million of reimbursed expenses related to ﬁxed asset accounting services in addition to the approximate $21.1 million of fees for design and construction services.
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(6)On November 6, 2019, Ashford Inc. completed the acquisition of the hotel management business of Remington Lodging, for a total transaction value of $275 million. The purchase price was paid by exchanging $203 million of Ashford Inc.'s Series B Convertible Preferred Stock for $478 million of Ashford Inc.'s Series D Convertible Preferred Stock (such that, after the transactions, $478 million of Ashford Inc.'s Series D Convertible Preferred Stock and no Series B Convertible Preferred Stock, are outstanding). Each share of Series D Convertible Preferred Stock is convertible at any time and from time to time, in full or partially, into Ashford Inc.'s common stock at a conversion ratio equal to the liquidation preference of a share of Series D Convertible Preferred Stock (which is $25), divided by $117.50. The $57.6 million amount disclosed above includes approximately $22.1 million of reimbursed expenses and $4.7 million of hotel incentive management fees in addition to the approximate $30.8 million of hotel management fees.
(7)On January 1, 2019, Ashford Inc. acquired a 30% equity interest in Real Estate Advisory Holdings LLC ("REA Holdings"). REA Holdings, through its operating subsidiary, provides real estate advisory and brokerage services to Ashford Trust, Braemar and third-party clients.
(8)On September 25, 2019, Ashford Inc. announced the formation of Ashford Securities, LLC ("Ashford Securities") to raise retail capital in order to grow its existing and future advised platforms. In connection with the formation of Ashford Securities, we entered into a contribution agreement with Ashford Inc. and Braemar to provide funds to Ashford Inc. to fund the formation, registration and ongoing funding requirements of Ashford Securities. In February 2023, we entered into a Third Amended and Restated Contribution Agreement with Ashford Inc. and Braemar with respect to the funding of certain expenses of Ashford Securities. During the year ended December 31, 2022, the funding estimate was revised based on the latest capital raise estimates of the aggregate capital raised through Ashford Securities. As of December 31, 2022, Ashford Trust had funded approximately $6.2 million of which of which $5.9 million was recorded as a receivable from Ashford Inc. In March 2023, Ashford Inc. paid $6.1 million to Ashford Trust as a result of the contribution true-up between the entities described above. As of December 31, 2023, Ashford Trust has funded approximately $180,000 and has a $3.1 million payable to Ashford Inc. Effective January 1, 2024, we entered into a Fourth Amended and Restated Contribution Agreement with Ashford Inc. and Braemar which states that, notwithstanding anything in the prior contribution agreements: (1) the parties equally split responsibility for all aggregate contributions made by them to Ashford Securities through September 30, 2021 and (2) thereafter, their contributions for each quarter will be based on the ratio of the amounts raised by each party through Ashford Securities the prior quarter compared to the total aggregate amount raised by the parties through Ashford Securities the prior quarter. To the extent contributions made by any of the parties through December 31, 2023 differed from the amounts owed pursuant to the foregoing, the parties shall make true up payments to each other to settle the difference.
(9)Ashford LLC provides insurance policies covering general liability, workers’ compensation, business automobile claims and insurance claims services to Ashford Trust through Warwick Insurance Company, LLC.

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Contribution Agreement with Ashford Inc. and Braemar to Fund Ashford Securities
On September 25, 2019, Ashford Inc. announced the formation of Ashford Securities LLC ("Ashford Securities") to raise capital in order to grow its existing and future advised platforms. In conjunction with the formation of Ashford Securities, we entered into a contribution agreement with Ashford Inc. and Braemar pursuant to which we had agreed to contribute, with Braemar, funds to operate Ashford Securities.
On December 31, 2020, we entered into an Amended and Restated Contribution Agreement (the "Amended and Restated Contribution Agreement") with Ashford Inc. and Braemar with respect to the funding of certain expenses of Ashford Securities. Beginning on the effective date of the Amended and Restated Contribution Agreement, costs were allocated 50% to Ashford Inc., 50% to Braemar and 0% to us. Upon reaching the earlier of $400 million in aggregate preferred equity offerings raised, or June 10, 2023, there will be a true up (the "Amended and Restated True-up Date") among Ashford Inc., Ashford Trust and Braemar whereby the actual amount contributed by each company will be based on the actual amount of capital raised by Ashford Inc., Ashford Trust and Braemar, respectively, through Ashford Securities (the resulting ratio of contributions among the Parties, the "Initial True-up Ratio"). On January 27, 2022, Ashford Trust, Braemar and Ashford Inc. entered into a Second Amended and Restated Contribution Agreement which provided for an additional $18 million in expenses to be reimbursed with all expenses allocated 45% to Ashford Trust, 45% to Braemar and 10% to Ashford Inc.
On February 1, 2023, we entered into a Third Amended and Restated Contribution Agreement with Ashford Inc. and Braemar. The Third Amended and Restated Contribution Agreement states that after the Amended and Restated True-Up Date occurs, capital contributions for the remainder of fiscal year 2023 will be divided between each party based on the Initial True-Up Ratio. Thereafter on a yearly basis at year-end, starting with the year-end of 2023, there will be a true-up between the parties whereby there will be adjustments so that the capital contributions made by each party will be based on the cumulative amount of capital raised by each party through Ashford Securities as a percentage of the total amount raised by the parties collectively through Ashford Securities since June 10, 2019 (the resulting ratio of capital contributions among the Company, Ashford Inc. and Braemar following this true-up, the "Cumulative Ratio"). Thereafter, the capital contributions will be divided among each party in accordance with the Cumulative Ratio, as recalculated at the end of each year.
Effective January 1, 2024, we entered into a Fourth Amended and Restated Contribution Agreement with Ashford Inc. and Braemar which states that, notwithstanding anything in the prior contribution agreements: (1) the parties equally split responsibility for all aggregate contributions made by them to Ashford Securities through September 30, 2021 and (2) thereafter, their contributions for each quarter will be based on the ratio of the amounts raised by each party through Ashford Securities the prior quarter compared to the total aggregate amount raised by the parties through Ashford Securities the prior quarter. To the extent contributions made by any of the parties through December 31, 2023 differed from the amounts owed pursuant to the foregoing, the parties shall make true up payments to each other to settle the difference.
Our Relationship and Agreements with Braemar
In November 2013, we completed a taxable pro-rata distribution of our subsidiary, Braemar, to our stockholders. Until July 2015, our operating subsidiary owned approximately 15% of the outstanding common units of the Braemar operating partnership, which were redeemable for shares of common stock of Braemar on a one-for-one basis. In July 2015, our operating subsidiary completed a distribution of these common units to its limited partners, including us, we sought redemption of the common units to shares of common stock of Braemar, and completed a pro rata, taxable dividend of the common stock of Braemar to our stockholders. Following this transaction, we no longer own any securities of Braemar.
All of our named executive officers are executive officers of Braemar (with the exception of our President and Chief Executive Officer, Mr. J. Robison Hays, III, who is not an executive officer of Braemar) and we have one common director with Braemar, Mr. Monty J. Bennett, Chairman of our Board and Chairman of Braemar. As of March 14, 2024, our directors and named executive officers and their immediate family members (including Mr. Monty J. Bennett, who is our Chairman, and Mr. Archie Bennett, Jr., who is our Chairman Emeritus and Mr. Monty J. Bennett's father) collectively may be deemed to beneficially own 2,109,000 shares of Braemar's common stock (consisting of (1) common stock, (2) restricted stock, (3) common units in Braemar's operating partnership which are redeemable for common stock based on the exchange ratio of one share of Braemar common stock per common unit and (4) LTIP units in Braemar's operating partnership that have vested and that have achieved economic parity with the common units (but excluding LTIP units (including Performance LTIPs) issued subsequent to March 14, 2024, or that have not yet achieved economic parity or PSUs, LTIPs or Performance LTIPs that have not yet vested)). In accordance with SEC rules, our directors and executive officers and their immediate family members may be deemed to own approximately 3.2% of Braemar common stock.
Our directors and executive officers and their immediate family members will benefit, as stockholders of Braemar, to the extent we make payments or give other benefits to Braemar or its subsidiaries pursuant to the arrangements described below.
Advisory Agreement
Pursuant to the terms of Braemar's advisory agreement with Ashford Inc., Braemar is obligated to indemnify and hold us harmless to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any of our acts or omissions (including ordinary negligence) in our capacity as Braemar's advisor for the period prior to the Ashford Inc. spin-off during which we served as advisor to Braemar, except with respect to losses, claims, damages or liabilities with respect to or arising out of our gross negligence, bad faith or willful misconduct, or reckless disregard of our duties under the advisory agreement (for which we are obligated to indemnify Braemar).
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Separation and Distribution Agreement
Pursuant to the terms of the separation and distribution agreement governing our separation from Braemar, Braemar is obligated to indemnify us against losses arising from:
•any Braemar liabilities, including the failure by Braemar or its subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;
•any breach by Braemar or its subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and
•our continuing guaranty of (i) any debt secured by any of the initial hotel properties conveyed to Braemar in connection with the separation and distribution or (ii) any management agreement or franchise matters related to any of such initial hotel properties.
We have agreed to indemnify Braemar and its subsidiaries against losses arising from:
•any of our liabilities, including the failure by us or our subsidiaries to pay, perform or otherwise promptly discharge any of our liabilities in accordance with their respective terms;
•any breach by us or our subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and
•certain taxes of the entities that directly or indirectly, wholly or jointly, own the initial Braemar hotel properties and the related taxable REIT subsidiaries for tax periods prior to the eﬀective date of the separation and distribution.
Right of First Offer Agreement
Pursuant to a right of first offer agreement, we have granted Braemar a first right to acquire certain subject hotels, to the extent our Board determines to market and sell the hotel, subject to any prior rights of the managers of the hotel or other third parties and limitations associated with certain of our hotels held in a joint venture. Likewise, Braemar has agreed to give us a right of first offer with respect to any properties that Braemar acquires in a portfolio transaction, to the extent its Board determines it is appropriate to market and sell such assets and Braemar controls the disposition, provided such assets satisfy our investment guidelines. Any such right of first offer granted to us will be subject to certain prior rights, if any, granted to the managers of the related properties or other third parties.
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OTHER PROPOSALS
Stockholder proposals intended to be presented at our 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, must be received by us no later than November 29, 2024. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
Any proposal that a stockholder intends to present at the 2025 annual meeting of stockholders other than by inclusion in our proxy statement pursuant to Rule 14a-8 must be received by us no earlier than November 29, 2024 and no later than December 29, 2024. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, copies of which are available without charge upon request to the Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
In addition to the notice and informational requirements contained in our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees for the 2025 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2025.
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GENERAL INFORMATION ABOUT VOTING
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board. Our directors, officers and employees of our advisor may solicit the return of proxies by personal interview, mail, telephone, e-mail or facsimile. We will not pay additional compensation to our directors, officers or the employees of our advisor for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing.
We have retained Morrow Sodali to aid in the solicitation of proxies and to verify records relating to the solicitation. Morrow Sodali will receive a fee of up to $12,500, plus out-of-pocket expenses.
Electronic Availability of Proxy Materials
Most stockholders can elect to view future proxy statements electronically instead of receiving paper copies in the mail. This will save us the cost of producing and mailing these documents.
If you are a stockholder of record, you may choose electronic delivery by following the instructions provided when you vote over the internet. If you hold our common stock through a broker, bank, trust or other holder of record, you will receive information from that entity regarding the availability of electronic delivery. If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access our proxy statement. Your choice will remain in effect until you cancel your election. You do not have to elect Internet access each year.
Voting Securities
Our only outstanding voting equity securities are shares of our common stock. Each share of common stock entitles the holder to one vote. As of March 14, 2024, there were 39,708,792 shares of common stock outstanding and entitled to vote. Only stockholders of record at the close of business on March 14, 2024 are entitled to notice of and to vote at the annual meeting of stockholders and any postponement or adjournment of the annual meeting.
Voting
If you hold your common stock in your own name as a holder of record, you may instruct the proxies to vote your common stock by signing, dating and mailing the proxy card in the postage paid envelope provided. You may also vote your common stock in person at the annual meeting of stockholders, by telephone or electronically. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
If your common stock is held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your common stock voted at the annual meeting of stockholders.
Counting of Votes
A quorum will be present at the annual meeting if the stockholders entitled to cast at least one third of all the votes entitled to be cast at the annual meeting on any matter are present in person or by proxy. If you have returned valid proxy instructions or if you hold your shares in your own name as a holder of record and attend the annual meeting of stockholders in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting of stockholders may be adjourned by the chair of the meeting until a quorum has been obtained.
In an uncontested election, a nominee for director shall be elected if the votes cast for such nominee's election exceed the votes cast against such nominee's election (with abstentions and broker non-votes not counted as a vote cast either for or against that director's election) (Proposal 1). Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted.
The affirmative vote of a majority of all of the votes cast at the annual meeting will be required for approval, on an advisory basis, of the Company's executive compensation (Proposal 2), to ratify the appointment of BDO USA, P.C. as our independent auditors for the year ending December 31, 2024 (Proposal 3) and for any other matter that may properly come before the stockholders at the meeting.
If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute "broker non-votes." The election of directors (Proposal 1) and the advisory compensation proposal (Proposal 2) are non-routine items under the rules of the NYSE and shares may not be voted on this matter by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be voted for purposes of Proposals 1 and 2. The ratification of the appointment of BDO USA, P.C. as our independent auditors (Proposal 3) is a routine item, and as such,
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banks, brokers, and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.
Abstentions and broker non-votes will be included in determining whether a quorum is present at the annual meeting, as they are considered present and entitled to cast a vote on a matter at the meeting (even if, in the case of broker non-votes, they are only entitled to vote on Proposal 3). Abstentions and broker non-votes, if any, will not be included in the vote totals, and will not be considered "votes cast," and accordingly will have no effect on the outcome of, Proposals 1 through 3.
If you sign and return your proxy card without giving specific voting instructions, your shares will be voted consistent with the Board's recommendations.
Right to Revoke Proxy
If you hold shares of voting stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:
•notify our Executive Vice President, General Counsel and Secretary in writing before your shares of voting stock have been voted at the annual meeting of stockholders;
•sign, date and mail a new proxy card to Broadridge; or
•attend the annual meeting of stockholders and vote your shares of voting stock in person.
You must meet the same deadline when revoking your proxy as when voting by proxy. See the "Voting" section of this proxy statement for more information.
If shares of voting stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.
Multiple Stockholders Sharing the Same Address
The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of voting stock in your own name as a holder of record, householding will not apply to your shares.
If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.ahtreit.com.
Annual Report
Stockholders may request a free copy of our 2023 Annual Report to Stockholders, which includes our 2023 Form 10-K, by writing to the Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Alternatively, stockholders may access our 2023 Annual Report to Stockholders on our website at www.ahtreit.com. We will also furnish any exhibit to our 2023 Form 10-K if specifically requested.
Other Matters
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
2024 Proxy Statement 51

ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, D.C. 20549-1090. Our SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.ahtreit.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our Board, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and other Company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or by calling (972) 490-9600.
The SEC allows us to "incorporate by reference" information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.
This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2023. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of stockholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.
Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated March 29, 2024. You should not assume that the information contained in this proxy statement is accurate as of any later date.
52 2024 Proxy Statement

ANNEX A-INFORMATION REGARDING NON-GAAP FINANCIAL MEASURE
In the section of this proxy statement captioned "Executive Compensation" we disclose our Adjusted EBITDAre for the year ended December 31, 2023 (our "2023 Adjusted EBITDAre"). This financial measure is considered a non-GAAP financial measure under the SEC's rules because it is calculated by excluding or including amounts that are included or excluded in the calculation of comparable measures calculated and presented in accordance with GAAP.
Below, we tell you briefly how we calculate the non-GAAP financial measure (the "Non-GAAP Financial Measure"), disclose the financial measure calculated and presented in accordance with GAAP or using only measures calculated and presented in accordance with GAAP that we believe is most directly comparable to the Non-GAAP Measure (the "Comparable GAAP Measure"), disclose the reasons why we think the Non-GAAP Measure provides our stockholders with useful information about our financial condition and results of operations and provide a reconciliation of the Non-GAAP Measure with its Comparable GAAP Measure.
When we refer below to a financial measure as being a "reported" financial measure, we are referring to a GAAP financial measure calculated in accordance with GAAP that was presented in our consolidated statement of operations for the year ended December 31, 2023.
Our net income (loss) for the year ended December 31, 2023 (which we refer to as our "2023 Net Loss") and our net income (loss) per share for the year ended December 31, 2023 are each calculated and presented in accordance with GAAP and appear or are derived from our consolidated statement of operations for the year ended December 31, 2023.
2023 Adjusted EBITDAre
Non-GAAP Measure: EBITDA is defined as net income (loss) before interest expense and amortization of discounts and loan costs, net, income taxes, depreciation and amortization, as adjusted to reflect only the Company's portion of EBITDA of unconsolidated entities. In addition, we exclude impairment charges on real estate, and gain/loss on consolidation of VIE and disposition of assets and hotel properties and gain/loss of unconsolidated entities to calculate EBITDAre, as defined by the National Association of Real Estate Investment Trusts (" NAREIT ").
We then further adjust EBITDAre to exclude certain additional items such as write-off of premiums, loan costs and exit fees, other income/expense, net, transaction and conversion costs, legal, advisory and settlement costs, advisory services incentive fee, gains/losses on insurance settlements and stock/unit-based compensation and non-cash items such as amortization of unfavorable contract liabilities, realized and unrealized gains/losses on derivative instruments, gains/losses on extinguishment of debt, as well as our portion of adjustments to EBITDAre of unconsolidated entities.
We exclude items from Adjusted EBITDAre that are either non-cash or are not part of our core operations in order to provide a period-over-period comparison of our operations. EBITDA, EBITDAre and Adjusted EBITDAre as calculated by us may not be comparable to EBITDA, EBITDAre and Adjusted EBITDAre reported by other companies that do not define EBITDA, EBITDAre and Adjusted EBITDAre exactly as we define the terms. EBITDA, EBITDAre and Adjusted EBITDAre do not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to (i) GAAP net income or loss as an indication of our financial performance or (ii) GAAP cash flows from operating activities as a measure of our liquidity.
Comparable GAAP Measure: Our 2023 Net Loss as reported.
Why the Non-GAAP Measure is Useful Information to Investors: We present EBITDA, EBITDAre and Adjusted EBITDAre because we believe these measurements (i) more accurately reflect the ongoing performance of our hotel assets and other investments, (ii) provide more useful information to investors as indicators of our ability to meet our future debt payment and working capital requirements and (iii) provide an overall evaluation of our financial condition.
2024 Proxy Statement A-1

Reconciliation: The following table reconciles net income (loss) to EBITDA, EBITDAre and Adjusted EBITDAre in thousands) (unaudited):

Net income (loss)	$(180,734)
Interest expense and amortization of discounts and loan costs	366,148
Depreciation and amortization	187,807
Income tax expense (benefit)	900
Equity in (earnings) loss of unconsolidated entities	1,134
Company's portion of EBITDA of unconsolidated entities	231
EBITDA	375,486
(Gain) loss on consolidation of VIE and disposition of assets	(11,488)
EBITDAre	363,998
Amortization of unfavorable contract liabilities	(15)
Transaction and conversion costs	3,856
Write-off of premiums, loan costs and exit fees	3,469
Realized and unrealized (gain) loss on derivatives	2,200
Stock/unit-based compensation	4,027
Legal, advisory and settlement costs	1,181
Other (income) expense, net	(310)
(Gain) loss on insurance settlements	(505)
(Gain) loss on extinguishment of debt	(53,386)
Company's portion of adjustments to EBITDAre of unconsolidated entities	2
Adjusted EBITDAre	$324,517
A-2 2024 Proxy Statement

ASHFORD HOSPITALITY TRUST, INC.
ATTN: ALEX ROSE
14185 DALLAS PARKWAY
SUITE 1200
DALLAS, TX 75254

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASHFORD HOSPITALITY TRUST, INC.

The Board of Directors unanimously recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Monty J. Bennett	☐	☐	☐
1b. Amish Gupta	☐	☐	☐
1c. Kamal Jafarnia	☐	☐	☐
1d. David W. Johnson	☐	☐	☐
1e. Frederick J. Kleisner	☐	☐	☐
1f. Sheri L. Pantermuehl	☐	☐	☐
1g. Davinder Sra	☐	☐	☐
1h. Alan L. Tallis	☐	☐	☐
1i. J. Robison Hays, III	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

The Board of Directors unanimously recommends you vote FOR proposal 2.

	For	Against	Abstain
2. To obtain advisory approval of the Company's executive compensation.	☐	☐	☐

The Board of Directors unanimously recommends you vote FOR proposal 3.

	For	Against	Abstain
3. To ratify the appointment of BDO USA, P.C., a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: To transact any other business that may properly come before the Annual Meeting of Stockholders or any adjournment of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date